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                                                                    EXHIBIT 10.1


                                  MASTER LEASE
                           ("OMEGA NEW MASTER LEASE")

                              AMBERWOOD COURT, INC.
                       THE ARBORS HEALTH CARE CENTER, INC.
                             BROOKSHIRE HOUSE, INC.
                        CHRISTOPHER NURSING CENTER, INC.
                                 LOS ARCOS, INC.
                               PUEBLO NORTE, INC.
                         RIO VERDE NURSING CENTER, INC.

                                     LESSEES


                                       AND


                        OMEGA HEALTHCARE INVESTORS, INC.

                                     LESSOR
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                                  MASTER LEASE


         THIS MASTER LEASE ("Lease") is dated as of December __, 1998 and is entered into by OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, having its principal office at 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108, as Lessor, and each of the entities designated a Lessee on the signature page hereof.

                                    RECITALS

         This Lease is made and entered into with reference to the following recitals:

A. Capitalized terms used and not otherwise defined herein have the respective meanings given them in Article II, below.

B. Lessor and Lessees other than the Signature Subsidiaries are parties to the leases described in EXHIBIT A attached hereto ("Existing Leases").

C. Pursuant to the Debtors' First Amended Joint Plan of Reorganization dated October 15, 1998 entered in the United States Bankruptcy Court for the District of Arizona in the matters of In Re: Unison HealthCare Corporation (Case Nos. B-98-06583-PHX-GBN through B-98-06612-PHX-GBN) and In Re: BritWill Investments-I, Inc. (Case Nos. B-98-0173-PHX-GBN through B-98-1075-PHX-GBN)("Plan"):

         1. Lessor has acquired the Signature Facilities from the Signature Subsidiaries and Lessor, Signature and the Signature Subsidiaries now wish the Signature Facilities to be leased to the Lessees on the terms and conditions set forth herein;

         2. The Britwill Indiana Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities are to be added to the Facilities covered by this Lease by amendment hereto as and when provided by the Plan, and this Lease shall thereupon act as an assumption (as amended and supplemented) of the leases described in Exhibit A attached hereto ("Existing Leases");

         3. The Additional Texas Facilities are to be added to the Facilities covered by this Lease by amendment hereto as and when provided by the Plan; and

         4. This Lease shall constitute a single, unseverable lease of all of the Facilities as and when leased hereunder.


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D.       The terms and conditions of the Omega New Master Lease (as defined in the Plan) are those hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Lease agree as follows:


                                    ARTICLE I

         1.1 Assumption and Amendment of Existing Leases; Release of Indiana Returned Facilities.

         Upon the addition of the Britwill Indiana Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities to this Lease, which shall be by an amendment or amendments hereof executed by the parties hereto, the parties hereto agree that this Lease shall constitute an assumption (as hereby amended and supplemented) of each of the Existing Leases, and as and on the terms and conditions set forth in the Indiana Returned Facilities Agreement, BritWill Indiana shall release and relinquish to Lessor any and all right, title and interest in and to the Indiana Returned Facilities.

         1.2      Leased Property

         Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessees the Signature Facilities.

         Each Facility is demised subject to all covenants, conditions, restrictions, easements and other matters affecting such Facility, whether or not of record, including the Permitted Encumbrances and other matters which would be disclosed by an inspection of the Facility or by an accurate survey thereof.

          Lessees are jointly and severally liable to Lessor for the payment of all amounts due Lessor from, and the performance of all obligations of, any one or more or all of the Lessees under this Lease. This Lease constitutes one indivisible lease of all of the Facilities, and not separate leases. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all the Facilities as a single unit. Neither the fact that prior to its conveyance to Lessor title to a specific Facility was vested in a single Lessee, nor the occupancy of a Facility by a single Lessee or the performance by one

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Lessee of obligations under the Lease with respect to a specific Facility, shall relieve a Lessee or any of the other Lessees of joint and several responsibility for the payment of all amounts due under this Lease and the performance of all obligations of Lessees required by this Lease. Payment by any Lessee of a monetary obligation of all Lessees under this Lease, or complete performance by any one Lessee of a nonmonetary obligation of all Lessees, shall be deemed performance of such obligation by all Lessees.

         References herein to Facilities which have not been added to the Facilities covered by this Lease by amendment of this Lease shall have no force or effect until such Facilities are added hereto, at which time such added Facilities shall be leased upon the terms and conditions set forth herein.

         1.3 Term. The initial term of the Lease (the "Initial Term") shall commence upon the Effective Date and end upon the Expiration Date. Lessees have a right to extend the Term as set forth in Article XIX of this Lease.

                                   ARTICLE II

         2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, (v) the terms "Lessee" and "Lessees" shall mean each and every Lessee unless the context in which the term is used clearly indicates that the intended reference is to the Lessee occupying a specific Facility and (vi) the following terms shall be deemed to pertain only to the Signature Subsidiaries until the addition of the Britwill Indiana Facilities, Additional Texas Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities have been added to this Lease, at which time such terms shall be deemed to pertain to all of the
Lessees: Lessees' Consolidated Cash Flow (EBITDARM); Lessees' Consolidated Current Assets; Lessees' Consolidated Current Liabilities; Lessees' Consolidated Debt Service; Lessees' Consolidated Fixed Charge Ratio; Lessees' Consolidated Current Ratio; Lessees' Consolidated Fixed Charges; Lessees' Consolidated Net Income; Lessees' Consolidated Tangible Net Worth; Lessees' Personal Property.

                  Additional Charges:  As defined in Article III.

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                  Additional Contingent Payment. The payment required of Lessor under Section 7.1.1 of the Plan, if any.

                  Additional Texas Facilities: The facilities located on the Additional Texas Facilities Land, commonly known as Colonial Pines Healthcare, West Place Nursing Center and South Place Nursing Center.

                  Additional Texas Facilities Effective Date: The date upon which Lessor acquires fee title to the Colonial Pines Healthcare and West Place Nursing Center Facilities and either the leasehold interest of UNHC in, or fee title to, the South Place Nursing Center (whichever of such leasehold interest or such fee title Lessor shall first acquire), unless a different date is specified in the amendment hereto pursuant to which the Additional Texas Facilities are added to this Lease.

                  Additional Texas Facilities Fixtures: Collectively, all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Additional Texas Facilities Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Lessor's Personal Property.

                  Additional Texas Facilities Land: The real property described in EXHIBIT K-16, EXHIBIT K-17 AND EXHIBIT K-18 attached to this Lease.

                  Additional Texas Facilities Leased Improvements: Collectively, all buildings, structures, Additional Texas Facilities Fixtures and other improvements of every kind presently situated upon the Additional Texas Facilities Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

                  Additional Texas Facilities Minimum Rent. The amount by which the Minimum Rent is to be increased pursuant to Article 6.1.1(b) of the Plan.

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                  Additional Texas Facilities Related Rights: Collectively, all
easements, rights and appurtenances relating to the Additional Texas Facilities Land and the Additional Texas Facilities Leased Improvements.

                  Adjustment Date: January 1, 2000 and each January 1 thereafter during the Term.

                  Affiliate: Any Person which, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

                  Assessments: Any governmental assessment on the Facilities or any part thereof for public or private improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term.

                  Award:  As defined in Article XV.

                  BritWill HealthCare: BritWill HealthCare Company, a Delaware corporation.

                  BritWill Indiana: BritWill Indiana Partnership, an Arizona general partnership.

                  BritWill Indiana Facilities: The Facilities located on, and inclusive of, the BritWill Indiana Land, commonly known as Wellington Manor (Cedar Crest Health Center), Cloverleaf of Knightsville (Harty Nursing Home) and Kendalville Manor (Kendalville Manor Healthcare).

                  BritWill Indiana Fixtures: Collectively, all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the BritWill Indiana Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Lessor's Personal Property.

                  BritWill Indiana Land: The real property described in EXHIBITS B-1, B-2 AND B-3.

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                  BritWill Indiana Leased Improvements: Collectively, all
buildings, structures, BritWill Indiana Fixtures and other improvements of every kind presently situated upon the BritWill Indiana Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

                  BritWill Indiana Related Rights: Collectively, all easements, rights and appurtenances relating to the BritWill Indiana Land and the BritWill Indiana Leased Improvements.

                  BritWill-I: BritWill Investments-I, Inc., a Delaware corporation.

                  BritWill-II: BritWill Investments-II, Inc., a Delaware corporation.

                  BritWill-II Facilities: The BritWill-II November 1993 Facilities and the BritWill-II December 1994 Facilities.

                  BritWill-II November 1993 Facilities: The Facilities located on, and inclusive of, the BritWill-II November 1993 Land, commonly known as Reunion Plaza, Heritage Plaza and Pine Haven.

                  BritWill-II November 1993 Fixtures: Collectively, all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the BritWill-II November 1993 Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Lessor's BritWill-II November 1993 Personal Property.

                  BritWill-II November 1993 Land: The real property described in EXHIBITS B-4, B-5 AND B-6.

                  BritWill-II November 1993 Leased Improvements: Collectively, all buildings, structures, BritWill-II November 1993 Fixtures and other improvements of every kind presently situated upon the BritWill-II November 1993 Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

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                  BritWill-II November 1993 Related Rights: Collectively, all
easements, rights and appurtenances relating to the BritWill-II November 1993 Land and the BritWill-II November 1993 Leased Improvements.

                  BritWill-II December 1994 Facilities: The Facilities located on, and inclusive of, the BritWill-II December 1994 Land, commonly known as Pine Grove and Pleasant Manor.

                  BritWill-II December 1994 Fixtures: Collectively, all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the BritWill-II December 1994 Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Lessor's Personal Property.

                  BritWill-II December 1994 Land: The real property described in EXHIBITS B-7 AND B-8.

                  BritWill-II December 1994 Leased Improvements: Collectively, all buildings, structures, BritWill-II December 1994 Fixtures and other improvements of every kind presently situated upon the BritWill-II December 1994 Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

                  BritWill-II December 1994 Related Rights: Collectively, all easements, rights and appurtenances relating to the BritWill-II December 1994 Land and the BritWill-II December 1994 Leased Improvements.

                  BritWill HealthCare: BritWill HealthCare Company, a Delaware corporation.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

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                  Capitalized Lease: A lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Commencement Date: The date on which Lessor acquired title to the BritWill Indiana Facilities and the BritWill-II Facilities.

                  Condemnation, Condemnor:  As defined in Article XV.

                  Consumer Price Index or CPI: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or if said Index is not available for the United States, then an available index reasonably selected by Lessor for the geographical area most similar to the entire United States, published by said bureau or its successor, or if none, by any other instrumentality of the United States, in the order mentioned.

                  Control (including the correlative meanings of the terms "Controlled by" and "under common Control with"): As used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

                  Date of Taking:  As defined in Article XV.

                  Debt: As of any date, all (a) obligations of Lessees, whether current or long-term, that in accordance with GAAP should be included as liabilities on Lessees' balance sheets; (b) obligations of others for which any Lessee is liable directly or indirectly, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty), or otherwise; (c) liabilities and obligations secured by liens of any assets of Lessees, whether or not those liabilities or obligations are recourse to any Lessee; and (d) liabilities of Lessees, direct or contingent, with respect to letters of credit issued for the account of any one or more of the Lessees or others or with respect to bankers acceptances created for any one or more of the Lessees.

                  EBITDARM: Synonymous with Lessees' Consolidated Cash Flow.

                  Effective Date: As to the Signature Facilities, December __, 1998, and as to other Facilities added to this Lease, the Effective Date shall be defined in the amendments pursuant to which such Facilities are added to this Lease.

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                  Encumbrance: Any mortgage, deed of trust, lien, encumbrance or title retention agreement upon the Facilities, or any portion thereof or interest therein, securing any borrowing or other means of financing or refinancing.

                  Expiration Date: The fourteenth (14th) anniversary of the last day of the calendar month in which the Plan Effective Date falls, provided, however, that if the Plan is not confirmed, the Expiration Date shall be December 31, 2012.

                  Event of Default:  As defined in Article XVI.

                  Excluded Facility: A facility listed on EXHIBIT C attached hereto.

                  Extended Term:  As defined in Article XIX.

                  Facility: Each of the licensed nursing facilities located on the Land, together with the Leased Improvements, Lessor's Personal Property, Fixtures and Related Rights that are part of such facility and the portion of the Land on which such facility is located.

                  Facility Mortgage:  As defined in Article XIII.

                  Facility Mortgagee:  As defined in Article XIII.

                  Fair Market Rent: The rent that, at the relevant time, a Facility would most probably command in the open market, as indicated by the rent asked and paid at such time for facilities comparable to the Facility in question, determined in accordance with the appraisal procedure set forth in
Article XXXIV or in such other manner as may be mutually acceptable to Lessor and Lessees.

                  Fair Market Value: The fair market value of a Facility, assuming the same is unencumbered by this Lease, determined in accordance with the appraisal procedure set forth in Article XXXIV or in such other manner as shall be mutually acceptable to Lessor and Lessees.

                  Financial Statement: For a fiscal year or other accounting period for any Person, an audited statement of earnings and retained earnings and of changes in financial position and profits and loss for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and reported on by qualified, certified public accountants acceptable to Lessor.

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                  Fixtures: The Signature Fixtures, and, when Facilities of
which they are a part are added by amendment hereto, the Additional Texas Facilities Fixtures, BritWill Indiana Fixtures, BritWill-II November 1993 Fixtures, and BritWill-II December 1994 Fixtures.

                  GAAP: The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and Statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

                  Gross Revenues: As to each Facility, the term "Gross Revenues" shall mean all revenues received or receivable from or by reason of the operation of the Facility, or any other use of the Facility, including without limitation all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Facility, including without limitation, and except as provided below, any consideration received under any subletting, licensing or other arrangements with third parties relating to the possession or use of any portion of the Facility and all revenues received or receivable by any Lessee and any Affiliates of Unison from the operation of any healthcare facility located within a twenty-five (25) mile radius of the Facility (other than an Excluded Facility); provided, however, that Gross Revenues shall not include:

                  (i) revenue from professional fees or charges by physicians when and to the extent such charges are paid over to such physicians or are accompanied by separate charges for use of the Facility or any portion thereof;


                  (ii) nonoperating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                  (iii) contractual allowances for billings not paid by or received from the appropriate governmental agencies, third party providers or other payors;

                  (iv) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately;

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                  (v) all proper patient billing credits and adjustments
according to GAAP relating to health care accounting;

                  (vi) gratuities or service charges added to patients' bills or statements which are paid over to employees of the Facilities;

                  (vii) amounts received by the Lessees in payment of warranty or guaranty claims; and

                  (viii) refunds or credits to patients or guests customarily deducted in accounting for the revenues of health care facilities.

To the extent that a Facility or any part thereof is subleased, Gross Revenues from such Facility shall be calculated for all purposes of the Lease by including the Gross Revenues of such sublessees with respect to the subleased Facility, i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Facility shall be included directly in Gross Revenues and the Rent received or receivable by Lessees from or under such subleases shall be excluded from Gross Revenues for such purpose.

                  Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, including but not limited to the Texas Corporate Franchise Taxes, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including Assessments), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Facilities or the business conducted thereon and/or the Rent, which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Facilities, (ii) the Facilities or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Facilities or the leasing or use of the Leased Property or any part thereof or (iv) the Rent; PROVIDED, HOWEVER, that Imposition shall not include: (i) any tax based on gross or net income of Lessor generally and not specifically arising in connection with the Leased Property, but Lessees shall pay any tax hereafter imposed on any Rent received by Lessor from Lessees, or (ii) any transfer, or net revenue tax of Lessor or any other person, or (iii) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of Leased Property or the proceeds thereof, PROVIDED FURTHER, HOWEVER, that Imposition shall include any tax, assessment, tax levy or charge set forth in clause (i) or (ii) above to the extent the same is levied, assessed or imposed in lieu of any tax,

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assessment, tax levy or charge which Lessees are obligated to pay which has been totally or partially repealed.

                  Improvement: One or more new buildings, or one or more additional structures annexed to any portion of any Facility, or the expansion of existing improvements, constructed on any parcel or portion of the Leased Property during the Term, including the construction of a new wing or new story, to provide beds or services not previously offered which are expected to result in additional Gross Revenues, or the renovation of existing improvements on the Leased Property in order to provide a functionally new facility to provide beds or services not previously offered which are expected to result in additional Gross Revenues.

                  Incremental Revenues: As to the BritWill Indiana Facilities:
The amount by which Gross Revenues for the BritWill Indiana Facilities in any calendar year exceed Gross Revenues for the BritWill Indiana Facilities for the immediately preceding calendar year. As to the BritWill-II November 1993
Facilities: The amount by which Gross Revenues for the BritWill-II November 1993 Facilities in any calendar year exceed Gross Revenues for the BritWill-II November 1993 Facilities for the immediately preceding calendar year. As to the BritWill-II December 1994 Facilities: The amount by which Gross Revenues for the BritWill-II December 1994 Facilities in any calendar year exceed Gross Revenues for the BritWill-II December 1994 Facilities for the immediately preceding calendar year. As to the Additional Texas Facilities: The amount by which Gross Revenues for the Additional Texas Facilities in any calendar year exceed Gross Revenues for the Additional Texas Facilities for the immediately preceding calendar year.

                  Indiana Returned Facilities: The Facilities designated in EXHIBITS D-1 THROUGH EXHIBIT D-6, commonly known as English Estates, English Senior/English Assisted Living, Capital Care Healthcare Center, Sunset Manor, Lockerbie Healthcare Center and Parkview Manor.

                  Indiana Returned Facilities Agreement: The Indiana Returned Facilities Agreement between Lessor and BritWill Indiana of even date herewith.

                  Initial Term: As defined in Section 1.3.

                  Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

                  Intangible Assets: The amount of (i) all unamortized debt discounts and expenses, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses, unamortized

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operating rights, unamortized licenses, unamortized leasehold rights, organizational expenses, prepaid pension costs and other intangible assets, including any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting or inventory; and (ii) the amount of any investment in any Affiliate.

                  Intercreditor Agreement: An Intercreditor Agreement executed by Lessor and a financial institution providing accounts receivable financing to Lessees in compliance with Section 8.3.1.7.1 hereof.

                  Land: The Signature Land, and, when the Facilities of which they are a part are added by amendment hereto, the BritWill Indiana Land, Additional Texas Facilities Land, BritWill-II November 1993 Land and BritWill-II December 1994 Land.

                  Lease:  As defined in the Preamble.

                  Lease Year: Each period from and including January 1 through the following December 31, provided, however, that if the Effective Date is any date other than January 1, the last Lease Year shall be the period from and including January 1 of the year in which the Term expires or the Lease is terminated through the date of expiration or termination.

                  Leased Improvements: The Signature Leased Improvements, and, when added to this Lease by amendment hereto, the Additional Texas Facilities Leased Improvements, BritWill Indiana Leased Improvements, BritWill-II November 1993 Leased Improvements and BritWill-II December 1994 Leased Improvements.

                  Leased Property: The Signature Leased Property, and when the Facilities of which they are a part are added by amendment hereto, the Additional Texas Facilities, BritWill Indiana Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities.

                  Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Facilities or any portion thereof, or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to any portion or all of the Facilities or
(ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto including, but not limited to, those relating to existing healthcare licenses, those authorizing the current number of licensed beds and the level of services delivered from the Facilities, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any

Lessee (other than encumbrances created by Lessor without the consent of such Lessee), at any time in force affecting the Facilities.

                  Lessees: The Signature Subsidiaries, jointly and severally, and the successors and assigns of each, and, when added to this Lease by amendment hereto, BritWill Indiana and BritWill II, and the successors and assigns of each.

                  Lessees' Consolidated Cash Flow (EBITDARM): For any period, the sum of (i) Lessees' Consolidated Net Income for the period, plus (ii) the sum of all amounts deducted in computing Lessees' Consolidated Net Income for the period for (a) management fees, (b) depreciation and amortization, (c) income taxes (or, if greater, income taxes actually paid during the period), (d) interest on Permitted Borrowings, (e) any rent, principal, interest and other amounts paid by BritWill-II to UNHC, (f) Minimum Rent, (g) any payments made by BritWill-II under the New Omega Guarantee shall not be taken into account in determining Lessees' Consolidated Cash Flow (EBITDARM).

                  Lessees' Consolidated Current Assets: At any date, all amounts carried as current assets on the balance sheet of the Lessees at such date determined in accordance with GAAP on a consolidated basis, but shall not include: (i) any deferred tax asset included therein, and (ii) any expected proceeds from the sale of the net assets of a discontinued business.

                  Lessees' Consolidated Current Liabilities: At any date, all amounts which are or should be carried as current liabilities on the balance sheet of the Lessees at such date determined in accordance with GAAP on a consolidated basis, including the current portion of all Debt.

                  Lessees' Consolidated Debt Service: For any period, the sum of
(i) the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases, accrued by Lessees for the period in accordance with GAAP on a consolidated basis, (ii) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments with respect to principal paid or accrued by Lessees in respect of Debt, including payments in the nature of principal under Capitalized Leases, for the period in accordance with GAAP on a consolidated basis, and (iii) without duplication, all rent, interest and other amounts payable by BritWill-II to UNHC during the period under any leases or other agreements.

                  Lessees' Consolidated Fixed Charge Ratio: For any period, Lessees' Consolidated Cash Flow (EBITDARM) divided by Lessees' Consolidated Fixed Charges.

                  Lessees' Consolidated Current Ratio: At any time, Lessees' Consolidated Current Assets divided by Lessees' Consolidated Current Liabilities.

                  Lessees' Consolidated Fixed Charges: For any period, the sum of (i) Lessees' Rent, and (ii) Lessees' Consolidated Debt Service.

                  Lessees' Consolidated Net Income: For any period, the net income (or loss) of Lessees for such period in accordance with GAAP on a consolidated basis, provided, however, that Lessees' Consolidated Net Income shall not include:

                           (a) any after-tax gains or losses attributable to returned surplus assets of any pension-benefit plan;

                           (b)      any extraordinary gains or nonrecurring
                                    gains;

                           (c) any gains or losses realized upon the sale or other disposition of property which is not sold or otherwise disposed of in the ordinary course of business;

                           (d) any gains or losses realized upon the sale or other disposition of any capital stock of any Person;

                           (e)      any gains from the disposal of a
                                    discontinued business;

                           (f) the cumulative effect on prior years of any change in an accounting principle;

                           (g) the income or loss of any Person acquired by a Lessee or an Affiliate in a pooling of interests transaction for any period prior to the date of such acquisition;

                           (h) the income from any sale of assets in which the book value of such assets had been the book value of any Person acquired in a pooling-of-interests transaction prior to the date such Person became an Affiliate of a Lessee;

                           (i) the income (or loss) of any Person (other than a subsidiary) in which a Lessee has an ownership interest; provided, however, that
                                    (i) Lessees' Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by a Lessee in the form of dividends or similar distributions and (ii) Lessees' Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by a Lessee in such Person for the purpose of funding any deficit or loss of such Person;

                           (j) the income of any Lessee to the extent the payment of such income is not permitted by any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Lessee;

                           (k) all amounts included in computing such net income (or loss) in respect of the write-up of any asset or the write-down of any Debt at less than face value after the Effective Date;

                           (l)      the reduction in income tax expense
                                    resulting from an increase in a deferred income tax asset due to the anticipation of future income tax benefits;

                           (m)      the reduction in income tax expense
                                    resulting from an increase in a deferred income tax asset or from a decrease in a deferred income tax liability due to the change in a statutory tax rate.


                  Lessees' Consolidated Tangible Net Worth: Lessees' net worth as determined in conformity with GAAP on a consolidated basis, less Lessees' Intangible Assets.

                  Lessees' Personal Property: Personal property owned by Lessees on the Effective Date or acquired by any Lessee during the Term and used in the operation of one or more of the Facilities.

                  Lessor: Omega Healthcare Investors, Inc., a Maryland corporation, and its successors and assigns.

                  Lessor's Personal Property: (i) All tangible personal property other than Lessees' Personal Property necessary for the operation of the Facilities for their Primary Intended Use in compliance with all licensure and certification requirements, applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for such use, including all such tangible personal property located on the Land on the Effective Date and all such tangible personal property acquired after the Effective Date in addition to, or to replace in whole or in part, the tangible personal property located on the Land on the Effective Date; (ii) all other tangible personal property located at the Leased Property other than at the Signature Facilities on the Commencement Date and any tangible personal property acquired thereafter to replace such other tangible personal property; (iii) all other tangible personal property located on the Signature Land on the Effective Date, and any tangible personal property acquired hereafter to replace such other tangible personal property; and (iv) all tangible personal property that would be included within the foregoing definitions of Lessor's Personal Property but for the fact that it is temporarily in a location other than on the Land.

                  Letter of Credit Agreement: A written agreement between Lessor and Lessees, if any, pursuant to which Lessees deliver one or more Letters of Credit to Lessor to satisfy the Security Deposit requirements of this Lease.

                  Major Alteration:  As defined in Section 10.1.

                  Management Agreement: The Management Agreement entered into between Lessees and Manager in the form attached hereto as EXHIBIT E, and any other agreement pursuant to which management of a Facility is delegated by a Lessee to any related or unrelated Person not an employee of such Lessee.

                  Manager: Unison, and any other Person to which management of the operation of a Facility is delegated with the prior written approval of Lessor pursuant to a Management Agreement.

                  Minimum Rent:  As set forth in EXHIBIT H.

                  Minimum Repurchase Price: As to each Facility, the price set forth on EXHIBIT G attached hereto, increased by three percent (3%) on the Adjustment Date in 1999 with respect to such Facility and thereafter, on a compounding basis, by three percent (3%) on the Adjustment Date with respect to such Facility in each succeeding Lease Year after 1999 until the date of purchase by Lessees.

                  Net Proceeds:  As defined in Section 14.1.

                  New Omega Guarantee: The New Omega Guarantee, executed by the New Omega Guarantors and Lessor.

                  New Omega Guarantors:  Unison and BritWill-II.

                  Net Income: For any period, net income (or loss) for such period in accordance with GAAP, excluding items (a) through (m) in the definition of Lessee's Consolidated Net Income.

                  Notice:  A notice given pursuant to Article XXXIII hereof.

                  Officer's Certificate: If for a corporation, a certificate signed by an officer of the corporation authorized to do so by the bylaws of such corporation or a resolution of the Board of Directors thereof; if for a partnership, a certificate signed by a general partner; if for any other kind of entity, a certificate signed by a Person having the authority to so act on behalf of such entity.

                  Omega Master Lease Guarantors: Collectively, Unison, Signature, BritWill HealthCare, BritWill, Cedar Care, Inc. and Sherwood HealthCare Corporation, jointly and severally.

                  Omega Master Lease Guarantee: The Omega Master Lease Guarantee of even date herewith, executed by the Omega Master Lease Guarantors.

                  Omega's Signature Facilities Investment: The sum of (a) Thirty-Eight Million Two Hundred Thousand Dollars ($38,200,000.00), increased by three percent (3%) on each Adjustment Date; plus (b) the Additional Contingent Payment, if paid by Lessor prior to Lessees' payment of the purchase price for the Signature Facilities pursuant to Section 18.3 hereof, increased by three percent (3%) on each anniversary of the date on which Lessor paid the Additional Contingent Payment.

                  Overdue Rate: The interest rate that is equal to the Prime Rate plus five (5) percentage points, but in no event greater than the maximum rate permitted under applicable law at the applicable time.

                  Payment Date: Any due date for the payment of the installments of Minimum Rent, Additional Charges or any other sums payable under this Lease.

                  Permitted Borrowings: Borrowings permitted under Section 8.3.1.7.

                  Permitted Encumbrance: An encumbrance described on EXHIBIT F, attached hereto.

                  Person: Any natural person, trust, partnership, corporation, joint venture or other legal entity.

                  Plan Effective Date: The Effective Date of the Plan, as set forth in Section 1.66 of the Plan.

                  Primary Intended Use: As defined in Section 7.2.2.

                  Prime Lease: The lease between Athens Associates, L.P. and UNHC with respect to South Place Nursing Center.

                  Prime Rate: On any date, an interest rate equal to the prime rate published by the Wall Street Journal, but in no event greater than the maximum rate then permitted under applicable law. If the Wall Street Journal ceases to be in existence, or for any reason no longer publishes such prime rate, then the Prime Rate shall be the rate of interest announced by Fleet Bank, and if such bank no longer exists or no longer announces a prime rate of interest, then the Prime Rate shall be the rate of interest announced by any other major bank reasonably selected by Lessor.

                  Prior Leases: The lease between UNHC and BritWill-II with respect to Colonial Pines Healthcare and West Place Nursing Center and the sub-lessee between UNHC and BritWill-II with respect to South Place Nursing Center.

                  Qualified Capital Expenditures: Expenditures capitalized on the books of Lessees for any of the following:

                           Replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and major replacement of siding; major roof replacements, including major replacements of gutters, downspouts, eaves and soffits; major repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; major repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior; but excluding major alterations, renovations, additions, normal maintenance and repairs.

                  Related Rights: The Signature Facilities Related Rights, and, when the Facilities of which they are a part are added by amendment hereto, the Additional Texas Facilities Related Rights, BritWill Indiana Related Rights, the BritWill-II November 1993 Related Rights, and the BritWill-II December 1994 Related Rights.

                  Rent:  Collectively, the Minimum Rent and Additional Charges.

                  Rent Payment Date:  As defined in Section 3.1.1.

                  SEC:  Securities and Exchange Commission.

                  Security Deposit: On the Effective Date with respect to the Signature Facilities, the sum of Nine Hundred Seven Thousand Two Hundred Fifty Dollars ($907,250.00), which the Signature Subsidiaries shall deposit with the Lessor at the closing of the Lessor's purchase thereof, and on the Effective Date with respect to each other Group of Facilities (as defined in EXHIBIT H), an amount equal to three (3) months Minimum Rent installments for such Group of Facilities, in all cases in the form of a cash deposit or an irrevocable letter of credit in a form acceptable to Lessor in its sole discretion, issued by a commercial bank acceptable to Lessor in its sole discretion.

                  Signature: Signature HealthCare Corporation, a Delaware corporation.

                  Signature Facilities: The Facilities located on the Signature Land, commonly known as Los Arcos, Rio Verde, The Arbors, Pueblo Norte, Amberwood, Brookshire and Christopher House.

                  Signature Fixtures: Collectively, all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Signature Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Lessor's Personal Property.

                  Signature Land: The real property described in EXHIBIT B-9 THROUGH EXHIBIT B-15 attached to this Lease.

                  Signature Leased Improvements: Collectively, all buildings, structures, Signature Fixtures and other improvements of every kind presently situated upon the Signature Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

                  Signature Related Rights: Collectively, all easements, rights and appurtenances relating to the Signature Land and the Signature Leased Improvements.

                  Signature Subsidiaries: Amberwood Court, Inc., The Arbors Health Care Center, Inc., Brookshire House, Inc., Christopher Nursing Center, Inc., Los Arcos, Inc., Pueblo Norte, Inc. and Rio Verde Nursing Center, Inc.

                  Stub Period: As to the Signature Facilities, the period from and including the Effective Date with respect to the Signature Facilities through December 31, 1998, if any; as to any other Group Of Facilities (as defined in EXHIBIT H hereto), the period from and including the Effective Date with respect to such Group of Facilities and December 31, 1999.

                  Taking: A taking or voluntary conveyance during the Term of all or part of a Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting such Facility, whether or not the same shall have actually been commenced.

                  Tangible Net Worth: Net worth as determined in conformity with GAAP, less Intangible Assets.

                  Term: Collectively, the Initial Term and the Extended Term, as the context may require, subject to earlier termination pursuant to the provisions hereof.

                  UNHC: UNHC Real Estate Holdings, Ltd., a Texas limited partnership, formerly known as BritWill Investments - Texas, Ltd., a Texas limited partnership.

                  UNHC Facilities: Collectively, the healthcare facilities commonly known as Colonial Pines Healthcare, West Place Nursing Center, South Place Nursing Center, Four States Care Center, Heritage Oaks and Texarkana Nursing Center.

                  Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the Person responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

                  Unison: Unison HealthCare Corporation, a Delaware corporation or its derivative entity, Raintree Healthcare Corporation.

                  Unsuitable for Its Primary Intended Use: A state or condition of a Facility such that after repair and restoration thereof following (i) damage or destruction as a result of a fire or other casualty, or (ii) a partial Taking, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of useable beds, the amount of square footage and the estimated revenue affected by such damage or destruction.


                                   ARTICLE III

         3.1 Rent. Lessees shall pay to Lessor in lawful money of the United States of America which is legal tender for the payment of public and private debts, by wire transfer of immediately available funds, to Lessor's account described below or at such other place or to such other Person as Lessor from time to time may designate in a Notice, Minimum Rent and Additional Charges, during the Term, as follows:

                  3.1.1 The Minimum Rent for the Leased Property is set forth in EXHIBIT H. The Minimum Rent shall be payable in advance in equal, consecutive monthly installments on the twelfth (12th) day of each calendar month of the Term ("Rent Payment Date"), except that the first monthly installment of Minimum Rent shall be payable on or before the Effective Date (Minimum Rent and all Additional Charges shall be prorated as to any partial month at the beginning or end of the Term) and shall be deposited with the Lessor on or before the Effective Date. If Lessor directs a Lessee to pay any Minimum Rent or Additional Charges to any Person other than Lessor, such Lessee shall send to Lessor, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Lessor shall reasonably require.

                  3.1.2 Under the procedures set forth in EXHIBIT H, the Minimum Rent for the Brit Indiana Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities for any year will not be known until sometime into that year. Lessees shall continue to pay the Minimum Rent for such Facilities at the rate previously in effect until Lessor has given Lessees Notice of its determination of the increased Minimum Rent for such Facilities (but no Notice of the annual increase in the Minimum Rent for the Signature Properties shall be required, and the Signature Subsidiaries shall begin paying such increased Minimum Rent for the Signature Properties effective as of the Adjustment Date therefor in each Lease Year). Upon such determination, the Minimum Rent shall be increased effective retroactively as of the Adjustment Date. On or before the second (2nd)

Rent Payment Date following receipt by Lessees (other than the Signature Subsidiaries) of Lessor's Notice of the increase, Lessees shall make such payment to Lessor as will bring the Minimum Rent current, commencing with the Adjustment Date for such increase through the date of any installments then due. Thereafter, Lessees shall pay the new adjusted Minimum Rent in correspondingly adjusted monthly installments until the next date for increase in the Minimum Rent. The additional payment required shall bear interest at the Prime Rate from the Adjustment Date until paid, notwithstanding the fact that the amount of the increase is not determined as of the Adjustment Date, in order that Lessor shall receive the economic effect of an increase in the Minimum Rent as of the Adjustment Date. This Section 3.1.2 shall survive termination of the Lease with respect to the increases in Minimum Rent for the Brit Indiana Facilities, BritWill-II November 1993 Facilities and BritWill-II December 1994 Facilities, which increase in Minimum Rent is not known or fully paid as of the date of termination of the Lease.

         3.2 Additional Charges. In addition to the Minimum Rent, Lessees shall pay and discharge as and when due and payable all Impositions and all other amounts, liabilities, obligations which Lessees assume or agree to pay under this Lease. Lessees shall also pay to Lessor an annual site inspection fee of Two Hundred and Fifty Dollars ($250.00) for each Facility under this Lease, which fee shall be due on September 1 of each Lease Year. In the event of any failure on the part of Lessees to pay any of those items referred to in the previous sentences, Lessees will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items referred to in this sentence and the previous sentences. Collectively, the items referred to in the first three sentences of this Section
3.2 are referred to as the "Additional Charges".

         3.3 Late Charge. If any installment of Minimum Rent or Additional Charges owing by Lessees to Lessor under this Lease shall not be paid by the due date, Lessees shall pay Lessor on demand, as an additional charge, a late charge equal to five percent (5%) of the amount of such installment together with all charges, expenses, fees or penalties imposed on Lessor by any Facility Mortgagee for late payment.

         3.4 Method of Payment of Minimum Rent. All Minimum Rent to be paid to Lessor under this Lease shall be paid by wire transfer of immediately available funds to the bank account designated in writing by Lessor. Lessor shall provide Lessees with appropriate wire transfer information in a Notice from Lessor to Lessees. Lessees shall inform Lessor of payment by sending a facsimile transmission of Lessees' wire transfer confirmation not later than noon, Pacific Standard or Pacific Daylight Savings Time, whichever is applicable at the time of such payment, on each Rent Payment Date.

         3.5      Net Lease.

                  3.5.1 The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent and Additional Charges throughout the Term, subject only to any provisions of this Lease which expressly provide for adjustment or abatement of Minimum Rent or Additional Charges. This Lease is and shall be a "pure-net" or "triple-net" lease, as such terms are commonly used in the real estate industry, it being intended that Lessees jointly and severally shall be obligated to pay all costs, expenses and charges arising out of the use, occupancy and operation of the Facilities.

                  3.5.2 Lessor shall not be required to furnish any services or facilities whatsoever to the Facilities or make any payments with respect to the Facilities of any kind whatsoever. Although each Facility may be occupied by only one of Lessees at any given time, Lessees jointly and severally assume the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Facilities. Absent its negligence or willful misconduct, Lessor shall not be responsible for any loss or damage to any property of any Lessees or of any sublessees, concessionaires or other users or occupants of any part of the Leased Property except for any loss or damage caused by Lessor's negligence or willful misconduct.

         3.6 Limitation on Counterclaim. If Lessor commences any proceedings for non-payment of Rent, no Lessee shall interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless such Lessee would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of any Lessee's right to assert such claims in a separate action brought by such Lessee. The covenants to pay Rent and other amounts hereunder are independent covenants, and no Lessee shall have any right to hold back, offset or fail to pay any Rent or other amount by reason of the default of Lessor or for any other reason whatsoever.


                                   ARTICLE IV

         4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessees shall pay, or cause to be paid, all Impositions at least twenty (20) days before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If at the option of the taxpayer any Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessees may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessees' right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any provision of any Facility Mortgage requires deposits for payment of real estate taxes or other Impositions to be made with such Facility Mortgagee, the respective Lessees of the encumbered Facilities shall either pay to Lessor monthly the amounts required and Lessor shall transfer the amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, such Lessees shall make such deposits directly with such Facility Mortgagee. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Lessees, at their expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessees, the same shall be paid over to or retained by Lessees if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessees shall, upon request of the other, provide such data as is maintained by the Person to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessees shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and each Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. If Lessor is legally required to file personal property tax returns, Lessees will be provided with copies of assessment notices in sufficient time for Lessees to file a protest. Lessees may, upon Notice to and the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, at Lessees' sole cost and expense protest, appeal, or institute such other proceedings as Lessees may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessees' expense as aforesaid, shall cooperate with Lessees in such protest, appeal, or other action. Lessees shall reimburse Lessor for Lessor's direct costs of cooperating with Lessees for such protest, appeal or other action. Billings for reimbursement by Lessees to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Notwithstanding the foregoing, upon termination of the Lease (other than by reason of a Lessee's purchase of a Facility hereunder), all Impositions applicable to the final Lease Year of the Term shall be prorated between Lessees and Lessor as set forth in Section 4.3 hereof.

         4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessees of all Impositions payable by Lessees hereunder of which Lessor at any time has knowledge. Lessor's failure to give any such Notice shall in no way excuse or affect Lessees' obligations hereunder to pay such Impositions, but if the only reasonable source of Lessees' knowledge of an Imposition is Notice from Lessor, and Lessees did not have knowledge of such Imposition in sufficient time to pay the same as and when required by Section 4.1 hereof, notwithstanding anything to the contrary elsewhere herein, provided such Imposition is paid within twenty
(20) Business Days after Lessees first have knowledge thereof, Lessees' failure to pay such Imposition as and when required by Section 4.1 shall not constitute an Event of Default or cause Lessees to be liable to Lessor for the payment to Lessor of a Late Charge or interest with respect to the late payment of such Imposition.

         4.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term expires or is terminated shall be adjusted and prorated between Lessor and Lessees, whether or not such Imposition is imposed before or after such expiration or termination, and Lessees' obligation to pay their prorated share thereof shall survive the expiration or termination of the Lease.

         4.4 Utility Charges. Lessees will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in each Facility during the Term.

         4.5 Insurance Premiums. Lessees will pay or cause to be paid when due all premiums for the insurance coverage required to be maintained pursuant to
Article XIII during the Term.

                                    ARTICLE V

         5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessees, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or setoff against the Rent, nor shall the respective obligations of Lessor and Lessees be otherwise affected by reason of (i) any damage to, or destruction of, any of the Facilities or any portion thereof from whatever cause or any Taking; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessees' use of any of the Facilities, or any portion thereof, or the interference with such use by any Person, or by reason of eviction by paramount title; (iii) any claim which any Lessee or Lessees have or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and any Lessee or Lessees, or to which Lessor and any Lessee or Lessees are parties, (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (v) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of all Lessees from any such obligations as a matter of law. Lessees hereby specifically waive all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessees to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessees hereunder except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessees hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessees hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than a termination by Lessor by reason of an Event of Default.

                                   ARTICLE VI

         6.1 Ownership of the Leased Property. Lessees acknowledge that the Leased Property is the property of Lessor and that Lessees have only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Lessees will not, at any time during the Term: (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority;
(iii) enter into any written contractual arrangement; or (iv) release any financial statements of any Lessee, in each case that takes a position other than that Lessor is the owner of the Leased Property for federal, state and local income tax purposes and that the Lease is a "true lease".

         6.2 Lessor's Personal Property. Lessees shall, during the entire Term, maintain all of Lessor's Personal Property in good order, condition and repair as shall be necessary in order to operate each Facility for such Facility's Primary Intended Use in compliance with all applicable licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. In the event that any Lessor's Personal Property requires replacement in order to comply with the foregoing, Lessees shall replace the same with other similar property of the same or better grade at Lessee's sole cost and expense, and when such replacement property is placed in service with respect to the Leased Property, it shall become Lessor's Personal Property. Lessees shall not permit or suffer Lessor's Personal Property to be subject to any lien, charge, encumbrance, financing statement or contract of sale or the like. At the expiration or earlier termination of this Lease, Lessor's Personal Property shall be surrendered to Lessor at or before the time of the surrender of the Leased Property in as good a condition as: (i) with respect to Lessor's Personal Property on the Leased Premises (excluding the Signature Land) as of the Commencement Date, and (ii) with respect to the Lessor's Personal Property on the Signature Land, on the Effective Date, or (iii) with respect to personal property acquired to replace Lessor's Personal Property, on the date on which such replacement personal property became Lessor's Personal Property.

         6.3 Lessees' Personal Property. Subject to the provisions of Section
6.4 and Section 8.3.1.7.2, Lessees shall not, except with the prior written consent of Lessor, permit or suffer Lessees' Personal Property to be subject to any lien, charge, encumbrance, financing statement or contract of sale or the like. All of Lessees' Personal Property not purchased by Lessor pursuant to
Section 36.1 hereof, or removed by Lessees within twenty (20) days following the expiration or earlier termination of this Lease, shall be considered abandoned by Lessees and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without giving notice thereof to Lessees and without any payment to Lessees and without any obligation to account therefor. Lessees will, at their expense, restore each Facility to the condition required by Section 9.1.6, including repair of all damage to such Facility caused by the removal of Lessees' Personal Property, whether effected by Lessees or Lessor.

         6.4 Grant of Security Interest in Lessees' Personal Property and Accounts. Each Lessee has concurrently granted to Lessor a security interest in Lessees' Personal Property, and, subject to the Intercreditor Agreement, in its intangible property, including its accounts, as more particularly described in the Security Agreement of even date between Lessor as secured party and such Lessee as debtor.

                                   ARTICLE VII

         7.1 Condition of the Leased Property.. Lessees acknowledge receipt and delivery of possession of the Leased Property, and that Lessees have examined and otherwise have knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and have found the same to be in good order and repair and satisfactory for their purposes hereunder. Lessees are leasing the Leased Property "as is" in its present condition. Lessees waive any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEES. LESSEES ACKNOWLEDGE THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEES AND IS SATISFACTORY. BritWill Indiana and BritWill-II acknowledge that they have occupied the Leased Property under the Existing Leases, and the Signature Subsidiaries acknowledge that they have occupied the Leased Property prior to the Effective Date, and all Lessees acknowledge that they are satisfied as to the physical condition of the Leased Property on the Effective Date and that Lessees are solely responsible for the condition of the Leased Property.

         7.2      Use of the Leased Property.

                  7.2.1 Each Lessee covenants that it will obtain and maintain all approvals needed to use and operate the Facility it occupies under applicable local, state and federal law, including, but not limited to, licensure as a licensed nursing home, or, if applicable, a retirement living facility, and Medicare or Medicaid certification.

                  7.2.2 Lessees shall use or cause to be used each Facility as a licensed nursing facility or retirement living facility as designated on the applicable EXHIBIT B-1 through B-15, and for such other uses as may be necessary or incidental to such use (such designated use being herein referred to as the "Primary Intended Use"). Lessees shall not use the Facilities or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of any Facility, and no acts shall be done, which will cause the cancellation of any insurance policy covering any Facility or any part thereof, nor shall Lessees sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any Facility any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations.

                  7.2.3 Lessees covenant and agree that they will continuously operate each Facility as a provider of health care services in accordance with its Primary Intended Use and shall maintain all required accreditation and certifications for reimbursement and licensure.

                  7.2.4 Lessees shall not commit or suffer to be committed any waste on the Leased Property nor shall Lessees cause or permit any nuisance thereon.

                  7.2.5 Lessees shall neither suffer nor permit any Facility or any portion thereof, or Lessees' Personal Property, to be used in such a manner as (i) shall impair Lessor's (or a Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) shall make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         7.3      Certain Environmental Matters.

                  7.3.1 Definitions. The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular:

                           Clean-Up. The removal and/or remediation and/or elimination of, or other response to, Contamination (as hereinafter defined) to the satisfaction of all applicable governmental agencies, in compliance with Environmental Laws (as hereinafter defined) and in compliance with good and prudent commercial practice.

                           Contamination. The presence of any Hazardous
         Substance (as hereinafter defined) or the existence of any injury to health, safety or the environment or any other environmental condition at, in, or under the Leased Property, or the Release (as hereinafter defined) at, in, on, from or to the Leased Property, either in violation of one or more Environmental Laws or at the time of expiration or earlier termination of the Term of this Lease, which would be reasonably required to be removed to insure that no environmental matter restricts the present or future use, operation, leasing, development, construction, alteration, refinancing or sale of the Leased Property.

                           Environmental Documents: Each and every one of the following: (i) each and every document received by Lessees or any Affiliate from, and each and every document submitted by Lessees or any Affiliate to, the United States Environmental Protection Agency and/or any federal, state, county or municipal environmental health or safety agency concerning environmental matters with respect to the condition of the Leased Property or any portion thereof, or Lessees' operations upon the Leased Property or any portion thereof; and (ii) each and every review, audit, report, or other analysis concerning environmental conditions, including, but not limited to, the disclosure of the presence or absence of Hazardous Substances, at, in, or under or with respect to the Leased Property or any portion thereof that have been prepared by or on behalf of or for the benefit of Lessees.

                           Environmental Laws: Each and every law (including, without limitation, common law), statute, code, ordinance, regulation, rule, order permit, consent decree or other requirement (including, but not limited to, consent decrees and judicial or administrative orders) of the United States, a state (or any political subdivision thereof) in which any of the Leased Property is located, and any other executive, judicial, regulatory or administrative agency, authority, board, bureau, commission, court, arbitrator or arbitration board, relating to health or safety or to the environment, including, but not limited to, those applicable to the manufacture, processing, transportation, distribution in commerce, use, generation, storage, treatment, disposal, handling and Release of any Hazardous Substance including medical waste, all as amended or modified from time to time, and those applicable to pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the soil, groundwater, surface water, air or other natural resources, to exposure to pollutants, contaminants, hazardous or toxic substances, petroleum products, materials or wastes.

                           Environmental Report: The environmental review, audit and/or report relating to any portion of the Leased Property heretofore provided by Lessees to Lessor.

                           Hazardous Substances: Any dangerous, toxic or hazardous material, petroleum products, pollutant, contaminant, chemical, waste including medical waste or substance defined, listed or described as any of such in or governed by any Environmental Law.

                           Regulatory Actions: Any claim, demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking costs, damages, penalties or expenses.

                           Release: The intentional or unintentional spilling, leaking, dumping, pouring, emptying, seeping, disposing, discharging, emitting, depositing, injecting, leaching, escaping, abandoning, or any other release or threatened release, however defined, of any Hazardous Substance.

                           Third Party Claims: Any claims, actions, demands or proceedings (other than Regulatory Actions) howsoever based (including without limitation those based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health welfare or property) due to Contamination, and whether or not seeking costs, damages, penalties or expenses, brought by any Person other than a governmental agency.

                  7.3.2 Prohibition Against Use of Hazardous Substances. Lessees shall not permit, conduct or allow on any portion of the Leased Property, the generation, introduction, presence, maintenance, use, receipt, acceptance, treatment, manufacture, production, installation, management, storage, disposal or release of any Hazardous Substance except in full compliance with all Environmental Laws.

                  7.3.3 Notice of Environmental Claims, Actions or Contaminations. Lessees shall notify Lessor, in writing, immediately upon learning of any existing, pending or threatened: (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws, (b) Third Party Claims, (c) Regulatory Actions, and/or (d) Contamination of any portion of the Leased Property.

                  7.3.4 Costs of Remedial Actions with Respect to Environmental Matters. In the event that any investigation and/or Clean-Up of any Hazardous Substance or other environmental condition on, under or with respect to any portion of the Leased Property is required by any Environmental Law, Lessees shall complete, at their own expense, such investigation and/or Clean-Up or cause each such other Person (including Lessor) as may be responsible therefor to conduct such investigation and/or Clean-Up.

                  7.3.5 Delivery of Environmental Documents. Lessees shall deliver to Lessor complete copies of any and all Environmental Documents that may now be in or at any time hereafter come into the possession of Lessees.

                  7.3.6 Environmental Audit. At Lessor's expense, Lessees shall within thirty (30) days after the Lessor's written request therefor, provide to Lessor a written certificate or certificates, in form and substance satisfactory to Lessor, from an environmental firm or firms acceptable to Lessor, which states that the Leased Property does not contain any Hazardous Substances other than those Hazardous Substances which in the reasonable opinion of Lessor will not materially adversely affect either the Primary Intended Use of the Facilities or the value of the Leased Property. All tests and samplings shall be conducted using generally accepted and scientifically valid technology and methodologies. Lessees shall give the engineers or environmental consultants reasonable access to the Leased Property and to all records in the possession of Lessees that may indicate the presence (whether current or past) or Release of any Hazardous Substances on, in, under or about the Leased Property. Lessees shall also provide the engineers or environmental consultants a reasonable opportunity to interview such persons employed in connection with the Leased Property as the engineers or consultants deem appropriate. However, Lessor shall not be entitled to request such certificate or certificates from Lessees unless (a) there have been any material changes, modifications or additions to any Environmental Laws as applied to or affecting any portion of the Leased Property; (b) a significant change in the condition of any portion of the Leased Property has occurred; or (c) Lessor has another good reason for requesting such certificate or certificates. If an environmental firm discovers any Hazardous Substances, Lessees shall immediately report such fact to Lessor, and Lessees shall perform all of Lessees' other obligations hereunder with respect to such Hazardous Substances.

                  7.3.7 Entry onto Leased Property for Environmental Matters. If Lessees shall fail to provide the Environmental Audit contemplated by Subparagraph 7.3.6 hereof within sixty (60) days of Lessor's request therefor, Lessees shall permit Lessor from time to time, by its employees, agents, contractors or representatives, reasonable access to the relevant portions of the Leased Property for the purposes of conducting such soil and chemical tests or any other environmental investigations, examinations, or analyses (hereafter collectively referred to as "Investigation") as Lessor may desire, provided Lessor, and its employees, agents, contractors, consultants and/or representatives, shall conduct any such investigation in a manner which does not unreasonably interfere with Lessees' use of and operations on the Leased Property (however, reasonable temporary interference with such use and operations is permissible if the investigation cannot otherwise be reasonably and inexpensively conducted). Other than in an emergency, Lessor shall provide Lessees with prior notice before entering on the Leased Property to conduct such Investigation, and shall provide copies of any reports or results to Lessees, and Lessees shall cooperate fully in such Investigation.

                  7.3.8 Environmental Matters Upon Termination of the Lease or Expiration of the Term. Upon the expiration or earlier termination of the Term, Lessees shall cause the Leased Property to be delivered to Lessor free of any and all Regulatory Actions and Third Party Claims, in compliance with all Environmental Laws with respect thereto, and in a manner and condition that is reasonably required to ensure that the then present use, operation, leasing, development, construction, alteration, refinancing or sale of the Leased Property shall not be restricted by any environmental condition existing as of the date of such expiration or earlier termination of the Term.

                  7.3.9 Compliance with Environmental Laws. Lessees shall comply with, and cause their agents, servants and employees, to comply with, and use reasonable efforts to cause each tenant and other occupant and user of the Leased Property, and the agents, servants and employees of such tenants, occupants and users, to comply with each and every Environmental Law applicable to Lessees, the Leased Property and each such tenant, occupant or user with respect to the Leased Property. Specifically, but without limitation:

                           7.3.9.1 Maintenance of Licenses and Permits. Lessees
                  shall obtain and maintain (and Lessees shall use reasonable efforts to cause each tenant, occupant and user to obtain and maintain) all permits, certificates, licenses and other consents and approvals required by any applicable Environmental Law from time to time with respect to Lessees, each and every part of the Leased Property and/or the conduct of any business thereat or related thereto;

                           7.3.9.2 Contamination. Lessees shall not cause,
                  suffer or permit any Contamination;

                           7.3.9.3 Clean-Up. If a Contamination occurs, Lessees
                  promptly shall Clean-Up and remove any Hazardous Substance or cause the Clean-Up and the removal of any Hazardous Substance and in any such case such Clean-Up and removal of the Hazardous Substance shall be effected in strict compliance with and in accordance with the provisions of the applicable Environmental Laws;

                           7.3.9.4 Discharge of Lien. Within twenty (20) days of
                  the date any lien is imposed against the Leased Property or any part thereof under any Environmental Law, Lessees shall cause such lien to be discharged (by payment, by bond or otherwise to the Lessor's absolute satisfaction);

                           7.3.9.5 Notification of Lessor. Promptly upon receipt
                  by Lessees of notice or discovery by Lessees of any fact or circumstance which might result in a breach or violation of any covenant or agreement in this Article VII, Lessees shall notify Lessor in writing of such fact or circumstance; and

                           7.3.9.6 Requests, Orders and Notices. Promptly upon
                  receipt of any request, order or other notice relating to the Leased Property or any part thereof under any Environmental Law, Lessees shall forward a copy thereof to the Lessor.

                  7.3.10 Environmental Related Remedies. In the event of a breach by Lessees beyond any applicable notice and/or grace period of its covenants with respect to environmental matters, Lessor may, in its sole discretion, do any one or more of the following (the exercise of one right or remedy hereunder not precluding the simultaneous or subsequent taking of any other right hereunder):

                           7.3.10.1 Cause a Clean-Up. Cause the Clean-Up of any
                  Hazardous Substance or other environmental condition on or under the Leased Property, or both, at Lessees' cost and expense; or

                           7.3.10.2 Payment of Regulatory Damages. Pay on behalf
                  of Lessees any damages, costs, fines or penalties imposed on Lessees as a result of any Regulatory Actions; or

                           7.3.10.3 Payments to Discharge Liens. Make any
                  payment on behalf of Lessees or perform any other act or cause any act to be performed which will prevent a lien in favor of any federal, state or local governmental authority from attaching to the Leased Property or any part thereof or which will cause the discharge of any lien then attached to the Leased Property or any part thereof; or

                           7.3.10.4 Payment of Third Party Damages. Pay, on
                  behalf of Lessees, any damages, cost, fines or penalties imposed on Lessees as a result of any Third Party Claims; or

                           7.3.10.5 Demand of Payment. Demand that Lessees make
                  immediate payment of all of the costs of such Clean-Up and/or exercise of the remedies set forth in this Section 7.3 incurred by Lessor and not theretofore paid by Lessees as of the date of such demand whether or not any court has ordered the Clean-Up, and said costs shall become immediately due and payable, without notice.

                  7.3.11 Environmental Indemnification. Except as otherwise provided herein, Lessees shall and do hereby jointly and severally indemnify, defend and hold harmless Lessor, its principals, officers, directors, agents and employees (hereinafter, all "Indemnitees") from each and every claim, cause of action, damage, demand, obligation, fine, laboratory fee, liability, loss, penalty, imposition settlement, levy, lien removal, litigation, judgment, proceeding, disbursement, expense and/or cost (including without limitation the cost of each and every Clean-Up), however defined and of whatever kind or nature, known or unknown, foreseeable or unforeseeable, contingent or otherwise (including, but not limited to, reasonable attorneys' fees, consultants' fees, experts' fees and related expenses, capital, operating and maintenance costs, incurred in connection with (i) any investigation or monitoring of site conditions, and (ii) any Clean Up required or performed by any federal, state or local governmental entity or performed by any other Person because of the presence of any Hazardous Substance, Release, threatened Release or any Contamination on, in, under or about the Leased Property or any part thereof) which may be asserted against, imposed on, suffered or incurred by, each and every Indemnitee arising out of or in any way related to, or allegedly arising out of or due to any environmental matter caused by Lessees or occurring during Lessees' operation of the Leased Property, including, but not limited to, any one or more of the following:

                           7.3.11.1 Release Damage or Liability. The disposal,
                  release, threatened release or the presence of or disturbance of any Hazardous Substance on, in, at, from, under or affecting the Leased Property or any part thereof, including, without limitation, the presence of any Hazardous

                  Substance which has come to be located in, on, at, under, or near the Leased Property or any part thereof from another location;

                           7.3.11.2 Injuries. All injuries to health or safety
                  (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in, or under any of the Leased Property or any part thereof;

                           7.3.11.3 Violations of Law. All violations, and
                  alleged violations, of any Environmental Law relating to the Leased Property or any part thereof or any activity on, in, at, under or near any of the Leased Property or any part thereof;

                           7.3.11.4 Misrepresentation. All material
                  misrepresentations relating to environmental matters in any documents or materials furnished by Lessees or any Affiliate of Lessees to Lessor and/or its representatives in connection with the Existing Leases or this Lease;

                           7.3.11.5 Event of Default. Each and every Event of
                  Default hereunder relating to environmental matters;

                           7.3.11.6 Lawsuits. Any and all lawsuits brought or
                  threatened against any one or more of the Indemnitees, settlements reached and governmental orders relating to any Hazardous Substances at, on, in, under or near the Leased Property or any part thereof, and all demands of governmental authorities, and all policies and requirements of Lessor disclosed in writing to Lessees, based upon or in any way related to any Hazardous Substances at, on, in, or under the Leased Property or any part thereof; and

                           7.3.11.7 Presence of Liens. All liens imposed upon
                  the Leased Property or any part thereof and charges imposed on any Indemnitee in favor of any governmental entity or any Person as a result of the presence, disposal, release or threat of release of Hazardous Substances at, on, in, from, under the Leased Property or any part thereof.

         7.3.12 Rights Cumulative and Survival. The rights granted Lessor under this Section are in addition to and not in limitation of any other rights or remedies available to Lessor hereunder or allowed at law or in equity or rights of indemnification provided to Lessor in any agreement pursuant to which Lessor purchased a Facility or under the Existing Leases. The indemnification obligations set forth in this Section 7.3 shall survive the expiration or earlier termination of the Term of this Lease for a period of six (6) years.

                                  ARTICLE VIII

         8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII relating to permitted contests, Lessees, at their expense, will promptly (i) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property and Lessees' Personal Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements (any such structural changes, nevertheless, being subject to Lessor's prior written approval) or interfere with the use and enjoyment of the Leased Property, such compliance to include, without limitation, making such expenditures as are required to conform the Facilities to such standards as may from time to time be required by Federal Medicare (Title 1.8) or Medicaid (Title
19) Skilled Care Nursing Programs, if applicable, and any other applicable programs or legislation, and making such capital improvements as may from time to time be required by any other governmental agency having jurisdiction over the Leased Property as a condition to the continued operation of the Facilities, approval for Medicare, Medicaid or similar programs, pursuant to present or future laws or governmental regulation, and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property and Lessees' Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Facilities.

         8.2 Legal Requirement Covenants. Lessees covenant and agree that the Leased Property and Lessees' Personal Property shall not be used for any unlawful purpose. Lessees shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Facilities in their customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessees further covenant and agree that Lessees' use of the Facilities and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state, and federal laws, ordinances, rules, and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Lessees may, however, upon prior written Notice to Lessor, contest the legality or applicability of any such law, ordinance, rule or regulation, or any licensure or certification decision as provided in Article XII. The judgment of any court of competent jurisdiction which is final and unappealable, or final with the period within which such judgment may be appealed having expired without appeal, or the admission of Lessees in any action or proceeding against Lessees, whether Lessor be a party thereto or not, that Lessees have violated any such Legal Requirements or Insurance Requirements shall be conclusive of that fact as between Lessor and Lessees.

         8.3      Certain Covenants

                  8.3.1  Certain Financial Covenants

                           8.3.1.1 Consolidated Tangible Net Worth of Unison. At
all times during the Term (including any Extended Term) Unison shall maintain a Tangible Net Worth, determined on a consolidated basis, at least equal to its Tangible Net Worth, determined on a consolidated basis, on the Effective Date increased by fifty percent (50%) of its Net Income, determined on a consolidated basis, if positive, in each fiscal year between the Effective Date and the date in question, provided, however, that Unison shall not be required to maintain a Tangible Net Worth, determined on a consolidated basis, of more than Fifty Million Dollars ($50,000,000.00).

                           8.3.1.2 Lessees' Consolidated Tangible Net Worth.. At
all times during the Term (including any Extended Term), Lessees shall maintain Tangible Net Worth, determined on a consolidated basis, at least equal to its Tangible Net Worth, determined on a consolidated basis on the Effective Date, to be increased by 50% of Lessees' Consolidated Net Income, if positive, in each fiscal year between the Effective Date and the date in question, provided, however, that Lessees shall not be required to maintain a Consolidated Tangible Net Worth of more than Five Million Dollars ($5,000,000).

                           8.3.1.3 Lessees' Consolidated Current Ratio.
Beginning January 1, 2000 and thereafter at all times during the Term (including any Extended Term), Lessees shall maintain Lessees' Consolidated Current Ratio of at least 1.2.

                           8.3.1.4 Lessees' Consolidated Fixed Charge Ratio. At
all times during the Term (including any Extended Term), Lessees shall maintain a Lessees' Consolidated Fixed Charge Ratio of at least 1.4.

                           8.3.1.5 Limitation of Distributions. In or with
respect to Lease Year 2000 and any subsequent Lease Year, after the first year of the Term and excluding the distribution of the proceeds of Omega's Signature Facilities Investment, Lessees shall not pay or distribute to their shareholders or any Affiliate in the form of dividends, fees for management in excess of those Lessees are required by the terms of the Management Agreement to pay, or for any other services or reimbursements for shareholder expenditures or overhead on behalf of Lessees unless (A) after any and all such payments and distributions (i) Lessees' Consolidated Tangible Net Worth equals or exceeds the amount required by Section 8.3.1.2 above, and (ii) Lessees' Consolidated Current Ratio is at least 1.2, and (B) Lessees have maintained, for the four (4) calendar quarters immediately preceding any such payments and distributions, a Lessees' Consolidated Fixed Charge Ratio of at least 1.4.

                           8.3.1.6 Minimum Capital Expenditures. Lessees shall
make Qualified Capital Expenditures of at least Three Hundred ($300.00) Dollars per-licensed-bed for the improvement of each Facility during the Lease Year beginning January 1, 1999, and thereafter throughout the Term, in each Lease Year Lessees shall make Qualified Capital Expenditures for the improvement of each Facility of at least such amount increased annually in proportion to increases in the CPI. At least annually, at the request of Lessor, Lessor and Lessees shall review capital expenditures budgets and mutually agree on modifications, if any, to such budgets as may be required by changed circumstances and the changed conditions of the Leased Property. If Lessor and Lessees are unable to come to agreement on such modifications., the parties shall resolve any such dispute in accordance with Article XXXVII hereof.

                           8.3.1.7 Borrowings.

                                    8.3.1.7.1 Accounts Receivable. Lessees (or
any one or more of them) shall not increase their borrowings under a line of credit secured by any of their accounts receivable unless, at the time of borrowing under such line of credit, Lessees' Consolidated Fixed Charge Ratio for the preceding four (4) calendar quarters on a pro forma basis, adding into the Fixed Charges the estimated payments on the accounts receivable financing, exceeded 1.55.

                                    8.3.1.7.2 Equipment Financing. The aggregate
amount of principal and interest due from Lessees on any equipment financing, including equipment leases and chattel financing of any sort, shall not exceed Fifty Thousand Dollars ($50,000.00) in the first year of the Term, Forty Thousand Dollars ($40,000.00) in the second Lease Year or Thirty Thousand Dollars ($30,000) in the third or any succeeding Lease Year.

                                    8.3.1.7.3 Guarantees by Lessees. Lessees
shall not jointly or severally guarantee any Debt of any Affiliate or third party except (i) the New Omega Guarantee and (ii) such guarantees of payment to vendors to the Facilities and trade creditors of Lessees as may be required of Lessees in the ordinary course of business.

                                    8.3.1.7.4 Other Borrowings. Except as
provided in subsections 8.3.1.7.1, 8.3.1.7.2 and 8.3.1.7.3, Lessees shall not jointly or severally borrow any money or incur any Debt other than Debt to Lessor, Debt to trade creditors in the ordinary course of business, and Debt required for the issuance of title or other insurance for the Leased Property.

                  8.4 Covenants Regarding Kendalville. With respect to the Leased Property in Kendalville, Lessees agree not to take, or permit to be taken on their behalf, any action which any Lessee knows or should know would adversely affect the federal income tax exemption of the interest paid on any revenue bonds issued to finance the

Leased Property in Kendallville ("Bonds"); and Lessees will take, or require to be taken on their behalf, any and all affirmative acts reasonably required to continue the exemption from taxation of said interest. Lessor shall reasonably cooperate with Lessees in complying with their obligations under this Section. Upon the written request of Lessees, Lessor may give its written consent to any capital expenditure for the Leased Property in Kendallville not otherwise permitted hereunder, provided that Lessor, in its sole discretion, determines that such consent and such expenditures will not adversely affect the exemption from federal income taxation of the interest paid on the Bonds. Lessees further agree to furnish Lessor upon written request a written statement of the total amount of such capital expenditures incurred by it or any related person.

                  8.5 Management Agreement; Amendments. With the approval of Lessor, Lessees have entered into a Management Agreement with Manager in the form attached hereto as EXHIBIT E. No material modifications to such Management Agreement, and no other Management Agreement, shall be entered into without Lessor's prior written approval, in its sole discretion, of the terms thereof. The maximum management fee payable to any Manager as to any Facility shall not exceed six percent (6%) of such Facility's Gross Revenues, without the written consent of the Lessor. Lessees shall not amend, modify, renew, replace or otherwise change the terms of any Management Agreement for any Facility without the prior written consent of the Lessor, which Lessor may arbitrarily withhold, and without a satisfactory subordination by the Manager thereunder of its right to receive any management fee to the obligation of Lessees to pay the Minimum Rent and Additional Charges hereunder.

                  8.6 Other Healthcare Facilities. Neither Lessees nor any Affiliate shall own, operate or manage any healthcare facility within a twenty five (25) mile radius of any Facility, other than an Excluded Facility.

                  8.7 Continuous Operations. Lessees agree and covenant that they will continuously operate all of the Facilities as providers of healthcare and related ancillary services in accordance with the Primary Intended Use of the Facilities and agree to maintain all necessary certificates for reimbursement, licensure and accreditation.

                  8.8 No Other Business. Lessees shall not jointly or severally engage in any business or businesses other than the leasing and operation of the Facilities and, in the case of BritWill-II only, the leasing and operation of the UNHC Facilities.

                  8.9      Separateness.  Each Lessee shall:

                           a. Establish and maintain one or more offices through which their business shall be conducted separate and apart from that of Unison or any other Affiliates of Unison.

                           b. Maintain records and books of account separate from those of Unison and any other Affiliates of Unison.

                           c. Not commingle assets, funds or accounts with those of Unison or any other Affiliates of Unison.

                           d. Conduct its own business in its own names and not in the name of Unison or the names of any other Affiliates of Unison.

                           e. Maintain financial statements separate from Unison (although the same may be maintained in compliance with GAAP on a consolidated basis with Unison and other Affiliates of Unison).

                           f. Pay its liabilities out of its own funds, jointly or severally, including salaries of its employees, and not from funds of Unison or any other Affiliates of Unison.

                           g. Maintain an arm's length relationship with Unison and any and all of Unison's other Affiliates.

                           h. Except as provided in Section 8.3.1.7.3 above, not guarantee or become obligated for the debts of Unison or any other entity, including any Affiliate, or hold out its credit, jointly or severally, as being available to satisfy the obligations of others.

                           i. Use stationery, invoices and checks and maintain a telephone number and, if maintaining a telecopier, maintain a telecopier number, separate from Unison and any of Unison's other Affiliates.

                           j. Not pledge its assets, jointly or severally, for the benefit of Unison or any other entity, including any Affiliate.

                           k. Hold itself out as an entity separate from Unison and any other Unison Affiliates.

                           l.       On and at all times after the ninetieth
                                    (90th) day following the Effective Date have a Board of Directors which has at least one "Independent Director".

                           m. At all times cause its Board of Directors to hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, to observe all formalities.

                                   ARTICLE IX

         9.1      Maintenance and Repair.

                  9.1.1 Lessees, at their expense, will keep the Leased Property and Lessees' Personal Property in good order and repair (whether or not the need for such repairs occurs as a result of Lessees' use, any prior use, the elements or the age of the Leased Property or any portion thereof, or any cause whatever except the act or negligence of Lessor), and, except as otherwise provided in
Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition whether or not existing prior to the commencement of the Term (concealed or otherwise). Lessees shall make the capital improvements to the Leased Property agreed to in annual capital budgets to be prepared by Lessees for each Facility and submitted to Lessor by December 1 of the Lease Year preceding the Lease Year to which such budgets are to apply, provided, however, that such budgets shall not limit or restrict Lessees' ability or obligation to make all necessary repairs with respect to extraordinary or unforeseen conditions.

                  9.1.2 Lessees shall do or use its best efforts to cause others to do all shoring of the Leased Property or adjoining property (whether or not owned by Lessor) or of the foundations and walls of the Leased Improvements, and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any subsidence, settling or excavation or other building operation upon the Leased Property or any part thereof or upon adjoining property, whether or not Lessor shall, by any legal requirements, be required to take such action or be liable for the failure to do so. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work, and, subject to the provisions of paragraph 9.1.5, whereby reason of age or condition, such repairs cannot be made to the quality of the original work, the property to be repaired shall be replaced. Lessees will paint the exterior of the Leased Improvements not less than every ten (10) years and will maintain an internal painting program that results in the interior of each of the Facilities being repainted at least every three (3) years. Lessees will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use.

                           It is the intention of these provisions that the
level of maintenance of each of the Facilities shall be not less than that which would be provided by an operator of first class nursing homes or retirement living facilities making use of the Facilities for the Primary Intended Use. At all times Lessees shall maintain, operate and otherwise manage the Facilities on a quality basis and in a manner consistent with the standards of the highest quality of other first class nursing homes and retirement living facilities in the market areas in which the Facilities are located.

                  9.1.3 Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property or any part thereof, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property or any part thereof, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or upon any adjoining property, whether to provide lateral or other support for the Leased Property or abate a nuisance affecting the Leased Property, or otherwise, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessees hereby waive, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect on the Effective Date or hereafter enacted.

                  9.1.4 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessees any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanics' lien laws now or hereafter existing.

                  9.1.5. Lessees shall, from time to time, replace with other operational equipment or parts or property (the "Replacement Property") any of the Fixtures or Lessor's Personal Property (the "Replaced Property") which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been Taken in Condemnation, in which event Lessees shall be entitled to that portion of any Award made therefor, or (iii) been lost, stolen, damaged or destroyed; provided, however, that the Replacement Property shall (1) be in good operating condition, (2) have a value at the time of replacement and useful life at least equal to the value and estimated useful life of the Replaced Property as of the Commencement Date on the BritWill Indiana and BritWill-II Leased Property, or the Effective Date, as to the Signature Leased Property (as adjusted for inflation) for Replaced Property specified in Subparagraph 9.1.5(i), or have a value and useful life at the time of replacement at least equal to the value and estimated useful life of the Replaced Property immediately prior to the time that the Replaced Property specified in Subparagraphs 9.1.5 (ii) and 9.1.5 (iii) was so taken, lost, stolen, damaged or destroyed, and (3) be suitable for a use which is the same or similar to that of the Replaced Property. Lessees shall repair at their sole cost and expense all damage to the Leased Property caused by the removal of Replaced Property or other personal property of Lessees or the installation of Replacement Property. All Replacement Property shall become the property of Lessor and shall become a part of the Fixtures or Lessor's Personal Property, as the case may be, to the same extent as the Replaced Property had been. Lessees shall promptly advise Lessor of all such Replacement Property, and if so requested by Lessor in writing, Lessees shall promptly cause to be executed and delivered to Lessor an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Lessor of all estate, right, title and interest (other than the leasehold estate created hereby) of Lessees or any other Person in and to the Replacement Property, free from all liens and other exceptions to title, and Lessees shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Lease, all of the Facilities shall be in good operating condition, ordinary wear and tear excepted.

                  9.1.6 Except for those Facilities purchased by one or more of the Lessees pursuant to the provisions of this Lease, Lessees will, upon the expiration or prior termination of the Term, vacate and surrender each Facility to Lessor in the condition in which it existed when possession of such Facility was originally delivered to a Lessee by Lessor under an Existing Lease or this Lease, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear excepted.

         9.2      Encroachments, Restrictions, etc.

                  9.2.1 If any of the Leased Improvements shall at any time encroach upon any property, street or right-of-way adjacent to a Facility, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any Facility, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which any Facility is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessees shall, at their expense, subject to their right to contest the existence of any encroachment, violation or impairment as provided in Article XII and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessees or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessees in the good faith exercise of their judgment deem reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Lessees shall in no event have any claim or offset with respect to any such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article X.

                  9.2.2 Encroachments described in title insurance commitments or surveys delivered to Lessor in connection with the Existing Leases or in connection with the Signature Leased Property at or prior to the Effective Date of this Lease, and not objected to by Lessor within a reasonable time after such delivery, shall be excluded from the encroachments described in Section 9.2(1) above.

                                    ARTICLE X

         10.1 Construction of Major Alterations to Leased Property. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed by Lessor, and the prior written consent of any Facility Mortgagee, if required under any Facility Mortgage, Lessees shall make no alterations or repairs to any Facility costing in excess of One Hundred Thousand Dollars ($100,000.00), and no alterations or repairs which will materially increase or decrease the number of beds or enlarge or reduce the size of any Facility (hereinafter, any such alteration or repair is referred to as a "Major Alteration"). Lessor agrees that it will not withhold or delay its consent to any proposed Major Alteration if such Major Alteration is required by this Lease or by any Legal Requirement. Lessees agree that Lessor's consent to any Major Alteration will not be deemed unreasonably withheld if such change will, in Lessor's judgment, reasonably exercised, alter the purpose or character or detract from the value or operating efficiency of the Facility, or impair the revenue producing capability of the Facility, or adversely affect the ability of Lessees to comply with this Lease.

                   Prior to commencement of any Major Alteration, Lessees shall submit to Lessor in writing a proposal describing the Major Alteration in detail and providing Lessor with plans and specifications therefor and such other information as Lessor may reasonably request. Lessor's consent shall be in writing. Any consent or withholding of consent by Lessor shall be by Notice within thirty (30) days after receipt by Lessor of such documents and information as Lessor may reasonably require, Notice of which requirements shall be sent to Lessees by Lessor within fifteen (15) days after Lessees' request.

                    No alteration shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessees shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld.

         10.2 Payment for Improvements. In the event that Lessees wish to request Lessor to consider paying for a proposed alteration or addition that Lessees consider an Improvement, Lessees shall give Notice of their designation of such alteration or addition as an Improvement not later than the date on which Lessees deliver copies of the plans and specifications for such alteration and addition pursuant to Section 10.3 below. Such Notice shall include reasonable detail as to the estimated costs of constructing such Improvement and Lessees' estimate of the projected increases in Gross Revenues of the Facility attributable to the Improvement. Lessees shall furnish to Lessor such additional information concerning the proposed Improvement as Lessor shall reasonably require. Within fifteen (15) business days following Lessor's receipt of Notice of designation and, if requested, any additional information concerning the proposed Improvement, without any obligation to pay for such Improvement Lessor shall notify Lessees of the portion of the actual cost of the proposed Improvement, if any, for which Lessor is willing to reimburse Lessees, and the increase to the Minimum Rent that Lessor would require, based upon Lessor's then current rate of return. In the event that Lessor and Lessees agree on the reimbursement amount and the increase in Minimum Rent, then Lessor shall purchase such Improvements from Lessees, free and clear from all liens, for the amount agreed to by Lessor and Lessees, or, if less, Lessees' actual out-of-pocket costs in constructing such Improvement, and Lessees shall pay the increased Minimum Rent to Lessor for the remainder of the Term (including any Extended Term). The date for such purchase shall be the date agreed upon by Lessor and Lessees within thirty (30) days following the date of Lessee's Notice of completion of the Improvement to Lessor. Lessees shall pay all costs, including but not limited to sales tax, associated with such transfer.

          Lessor shall have no obligation whatsoever to reimburse Lessees for Improvements or for alterations or additions which are not Improvements if the Lease expires or is terminated prior to the date on which Lessor has committed in writing to purchase the Improvements. Lessor shall have no obligation to reimburse Lessees for the cost of any Improvement if Lessor and Lessees cannot agree on the cost of the Improvement as a result of an Event of Default or on the increase in the Minimum Rent on account of such Improvement. The increase in Minimum Rent shall commence on the date on which Lessor reimburses Lessees for the Improvement pursuant to this Section 10.2.

         10.3 Construction of Alterations and Additions to the Leased Property. Lessees shall not make or permit to be made any alterations or improvements (whether or not the same constitute Improvements or additions of or to the Leased Property or any part thereof) unless and until Lessees shall have caused plans and specifications therefor to have been prepared, at Lessees' expense, by a licensed architect and shall have obtained Lessor's written approval thereof and the approval of any Facility Mortgagee. If the estimated cost of the alteration or addition is more than Twenty Five Thousand Dollars

($25,000) but less than One Hundred Thousand Dollars ($100,000), Lessees shall give Lessor at least fifteen (15) Business Days notice of such planned alteration or addition in advance of the commencement of construction. Such notice shall be accompanied by a copy of the plans and specifications. If the estimated cost of the alteration or addition exceeds One Hundred Thousand Dollars ($100,000), Lessees shall deposit with Lessor an amount equal to the estimated cost of the alterations or addition. Lessor shall retain and disburse the amount so deposited in the same manner as is provided for insurance proceeds in Section 14.8 of this Lease. If such deposit is reasonably determined by Lessor at any time to be insufficient for the completion of the addition or alteration, Lessees shall immediately deposit with Lessor any deficiency, to be held and disbursed by Lessor as provided for in Section 14.8 of this Lease. If such approvals are granted, Lessees shall cause the work described in such approved plans and specifications to be performed, at its expense, promptly, and in a first class, workmanlike manner by a licensed general contractor and in compliance with all applicable governmental and Insurance Requirements and Legal Requirements and the standards set forth in this Lease, which improvements shall in any event constitute a complete architectural unit in keeping with the character of the affected Facility and the area in which the affected Facility is located, and which will not diminish the value of the affected Facility or change the Primary Intended Use of such Facility. Each and every such improvement, alteration or addition shall immediately become a part of the Leased Property and shall belong to Lessor subject to the terms and conditions of this Lease. Lessees shall have no claim against Lessor at any time in respect of the cost or value of any such improvement, alteration or addition. There shall be no adjustment in the Minimum Rent by reason of any such improvement, alteration or addition.

         10.4 Salvage. All materials which are scrapped or removed in connection with the making of either Major Alterations or non-Major Alterations permitted under this Article X, or repairs required by Article IX, shall be or become the property of Lessees.

         10.5 Abandonment of Demolition or Construction. If, after having commenced demolition in connection with any Major or non-Major Alteration or construction of any Major or non-Major Alteration, Lessees shall abandon the demolition and/or construction or shall fail to complete such demolition and/or construction within a reasonable time after the commencement thereof (due consideration being given to Unavoidable Delays) either of such events shall constitute an Event of Default and Lessor shall thereupon become entitled to exercise its remedies under Article XVI.

                                   ARTICLE XI

         11. Liens. Subject to the provisions of Article XII relating to permitted contests, Lessees will not directly or indirectly create or allow to remain and will promptly discharge at their expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (i) this Lease, (ii) the matters, if any, set forth in EXHIBIT F, (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor and any Facility Mortgagee, (iv) liens for those taxes of Lessor which Lessees are not required to pay hereunder, (v) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (a) the same are not yet payable, or (b) such liens are in the process of being contested as permitted by Article XII, (vi) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided (a) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the work or the occurrence of the act giving rise to such lien, and (b) if any such liens are in the process of being contested as permitted by Article XII, such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor, and (vii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXI of this Lease.


                                   ARTICLE XII

         12.1 Permitted Contests. Lessees, on their own or on Lessor's behalf (or in Lessor's) name, but at Lessees' sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim, or any encroachment or restriction burdening the Leased Property as provided in Section 9.2, ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way as relieving, modifying or extending Lessees' covenants to pay or their covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessees from their obligations hereunder and shall not cause the sale of the Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessees to be in default under any encumbrance or in violation of any Legal Requirements or Insurance Requirements upon the Leased Property or any interest therein. Upon request of Lessor, Lessees shall either (i) provide a bond, letter of credit or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company selected by Lessor as trustee, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessees shall furnish Lessor and any lender of Lessor and any other party entitled to assert or enforce any Legal Requirements or Insurance Requirements with evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings; and Lessees covenant to indemnify and save harmless Lessor from any such costs or expenses, including but not limited to attorneys' fees incurred in any arbitration proceeding, trial, appeal and post-judgment enforcement proceedings. Lessees shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessees or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessees fail to pay or satisfy the requirements or conditions of any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon thirty (30) days advance written Notice to Lessees, pay such charges or satisfy such claims together with any interest and penalties and the same (or the cost thereof) shall be repayable by Lessees to Lessor forthwith as Additional Charges. Should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances.

         12.2 Lessor's Requirement for Deposits Following Default. Upon and at any time after an Event of Default under this Lease, Lessor, in its sole discretion, shall be entitled to require Lessees to pay monthly a prorata portion of the amounts required to comply with the Insurance Requirements, any Imposition and any Legal Requirements, and when such obligations become due, Lessor shall pay them (to the extent of the deposit) upon Notice from Lessees requesting such payment. In the event that sufficient funds have not been deposited to cover the amount of the obligations due at least thirty (30) days in advance of the due date, Lessees shall forthwith deposit the same with Lessor upon written request from Lessor. Lessor shall not be obligated to pay Lessees any interest on any deposit so held by Lessor. Upon an Event of Default under the Lease, any of the funds remaining on deposit may be applied under the Lease, in any manner and on such priority, as determined by the Lessor and without Notice to Lessees.

                                  ARTICLE XIII

         13.1 General Insurance Requirements. During the Term of this Lease, Lessees shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessor's Personal Property and Lessees' Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written for each Facility by companies authorized to do insurance business in the state in which such Facility is located. Unless otherwise agreed by Lessor and Lessees, all such policies provided and maintained during the Term of this Lease shall be written by companies having a rating classification of not less than A- and a financial size category of Class VII or above provided, however, that Lessor consents to the current insurance policies maintained by Lessees. The policies must name Lessor as an additional insured. Losses shall be payable to Lessor or Lessees as provided in Article
XIV. In addition, the policies shall name as an additional insured the holder of any mortgage deed of trust or other security agreement ("Facility Mortgagee") placed on the Leased Property by Lessor ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement in use in the State and in accordance with any such other requirements as may be established by any Facility Mortgagee. Any loss adjustment shall require the written consent of Lessor, Lessees and each Facility Mortgagee, which consent shall not be unreasonably withheld by either Lessor or Lessees. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee. If any provision of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, Lessees of the encumbered Facilities shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, such Lessees shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, Fixtures, Lessor's Personal Property and Lessees' Personal Property shall insure against the following risks:

                  13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "Special Risk," and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

                  13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facilities in such amounts with respect to any one accident as may be requested by Lessor from time to time;

                  13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1.1 or 13.1.2 (but in no event for a period less than twelve (12) months) in an amount sufficient to prevent Lessor and Lessees from becoming a co-insurer;

                  13.1.4 Claims for personal injury or property damage under a policy of commercial general public liability insurance with a combined single limit per occurrence in respect of bodily injury and death and property damage of Five Million Dollars ($5,000,000.00), which insurance shall insure performance by Lessees of the indemnity provisions of Article XXIII of this Lease;

                  13.1.5 Claims arising out of malpractice in an amount not less than Five Million Dollars ($5,000,000.00) for each person and for each occurrence;

                  13.1.6. Flood (when any portion of the Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

                  13.1.7. During such time as any Lessee or Lessees shall be constructing any improvements, Lessees, at their sole cost and expense, shall carry, or cause to be carried (i) worker's compensation insurance and employers' liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the commercial general liability and property damage insurance policies referred to above, (iii) builder's risk insurance, completed value form, covering all physical loss, in an amount satisfactory to Lessor, and (iv) such other insurance, in such amounts, as Lessor deems necessary to protect Lessor's interest in the Leased Property from any act or omission of Lessees contractors or subcontractors;

                  13.1.8. Primary automobile liability insurance with limits of Three Million Dollars ($3,000,000) per occurrence each for owned and non-owned and hired vehicles; and

                  13.1.9. If Lessees choose to carry umbrella liability coverage to obtain the limits of liability required under this Lease, all such policies shall provide coverage in the same manner as the primary commercial general liability policy and shall contain no exclusions or limitations other than those contained in the primary policy.

         13.2 Replacement Cost. The term "full replacement cost" as used herein, shall mean, as to each Facility, actual replacement cost, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In all events full replacement cost shall be an amount sufficient that neither Lessor nor Lessees are deemed to be co-insurers of the Facility. In the event Lessor reasonably believes that full replacement cost (the then replacement cost less such exclusions) of a Facility has increased at any time during the Lease Term, it shall have the right to have such full replacement cost redetermined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as "impartial appraiser". The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessees shall forthwith increase, but not decrease, the amount of the insurance carried pursuant to this Section to the amount so determined by the impartial appraiser, subject to the approval of any Facility Mortgagee, as applicable. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser.

         13.3 Additional Insurance. In addition to the insurance described above, Lessees shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessees on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property, the Fixtures, Lessor's Personal Property or Lessees' Personal Property including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation for Lessor and Lessees on the part of the insurer against the other party. Lessees shall pay any additional costs or charges for obtaining such waiver.

         13.5 Form Satisfactory, etc. All of the policies of insurance referred to in this Article XIII shall be written in a form satisfactory to Lessor and any Facility Mortgagee and by insurance companies satisfactory to Lessor and any Facility Mortgagee. The property loss insurance policies shall contain a Replacement Cost Endorsement. Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessees. Lessees shall pay when due all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, not less than twenty (20) days prior to the expiration of the existing policy, a new policy or binder shall be furnished to Lessor), and in the event of the failure of Lessees either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor when due, which premiums shall be repayable to Lessor upon written demand therefor as Rent, and failure to repay the same shall constitute an Event of Default within the meaning of
Section 16.1.2.

                  All public liability and property damage insurance shall contain a provision that Lessor, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss, damage, or injury to Lessor, its servants, agents, and employees by reason of the negligence of Lessees. Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor (and to any Facility Mortgagee, if required by the same) at least thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

         13.6 Increase in Limits. In the event that from time to time after the Effective Date Lessor determines in its reasonable business judgment that the limits of the personal injury or property damage - public liability insurance then carried are insufficient, Lessor shall give Lessees Notice of acceptable limits for such insurance; such insurance shall thereafter be carried with such limits until further increase pursuant to the provisions of this Section.

         13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessees' obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessees; provided, however, that the coverage afforded Lessor is not reduced or diminished or otherwise different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII (including satisfaction of any Facility Mortgagee's requirements and the approval of any Facility Mortgagee) are otherwise satisfied and provided further that Lessees maintains specific allocations acceptable to Lessor.

         13.8     No Separate Insurance.

                  13.8.1 Lessees shall not on their own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Lessees, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are payable under this Lease.

                  13.8.2 Nothing herein shall prohibit Lessees from (i) securing insurance required to be carried hereby with higher limits of liability than required in this Lease, (ii) securing insurance to cover risks in excess of the liability limits of policies required to be carried in this Lease ("umbrella policies") or (iii) insuring against risks not required to be insured pursuant to this lease, and as to such insurance, Lessor and all Facility Mortgagees need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable under this lease except to the extent required to avoid a default under any Facility Mortgage or any other encumbrance. Lessees shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

                                   ARTICLE XIV

         14.1 Insurance Proceeds. All insurance proceeds, net of any costs incurred by Lessor in obtaining such proceeds, payable by reason of any loss or damage to the Leased Property, or any portion thereof, or to any of Lessees' Personal Property that is integral to the operation of any Facility at the time of the loss or damage insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor as provided in this Lease. If such proceeds, net of collection costs (the "Net Proceeds"), are less than Two Hundred Fifty Thousand Dollars ($250,000.00), and, if no Event of Default has occurred and is continuing, Lessor shall pay such Net Proceeds to Lessees promptly upon the completion of any restoration or repair, as the case may be, of any damage to or destruction of the Leased Property. If such Net Proceeds equal or exceed Two Hundred Fifty Thousand Dollars ($250,000.00), and if no Event of Default has occurred and is continuing, the Net Proceeds shall be made available for restoration or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, as provided in
Section 14.9; provided, however, that within fifteen (15) days of the receipt of the Net Proceeds, Lessor and Lessees shall agree as to the portion thereof attributable to Lessees' Personal Property (and failing such shall submit the matter to arbitration pursuant to the provisions of this Lease) and those Net Proceeds which the parties agree are payable by reason of any loss or damage to Lessees' Personal Property shall be disbursed in the manner specified in Section 14.5.2.

         14.2 Restoration in the Event of Damage or Destruction Covered by Insurance.

                  14.2.1 If during the Lease Term a Facility is totally or partially damaged or destroyed from a risk covered by the insurance described in
Article XIII and thereby is rendered Unsuitable for its Primary Intended Use, Lessees shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Lessees shall, within sixty (60) days of the occurrence, either (i) commence the restoration of the damaged Facility to substantially the same (or better) condition it was in immediately prior to such damage or destruction, and complete such restoration within two hundred seventy (270) days of the occurrence, or (ii) within thirty (30) days of the occurrence offer to purchase the damaged Facility from Lessor for a purchase price equal to the greater of Fair Market Value thereof and the Net Proceeds, but not less than the Minimum Repurchase Price. In the event Lessor does not accept Lessees' offer to so purchase the damaged Facility, Lessees may either withdraw their offer to purchase the damaged Facility and within the two hundred seventy (270) day time limit restore the damaged Facility to substantially the same condition (or better) as existed immediately before the damage or destruction, or terminate the Lease as to such Facility and in the latter event Lessor shall be entitled to retain the Net Proceeds, the Additional Charges attributable to such Facility shall cease and Minimum Rent shall be reduced in accordance with
Section 14.2.3.

                  14.2.2 If during the Lease Term, a damaged Facility is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the damaged Facility is not thereby rendered Unsuitable for its Primary Intended Use, within ninety (90) days of the occurrence Lessees shall restore the damaged Facility to substantially the same (or better) condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if Lessees cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the damaged Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction, Lessees shall purchase the damaged Facility for a purchase price equal to the greater of the Net Proceeds or the Fair Market Value, but not less than the Minimum Repurchase Price.

                  14.2.3 If Lessees purchase the damaged Facility, this Lease shall terminate as to such Facility when such purchase is closed (and Rent shall be prorated as of such date), the Additional Charges attributable to such Facility shall cease and the Minimum Rent payable under this Lease thereafter shall be reduced by an amount equal to the Fair Market Rent for the purchased Facility at the time of Lessees' purchase thereof, and, provided there is no Event of Default under this Lease and then only to the extent not previously applied by Lessor, Lessor shall remit to Lessees all Net Proceeds being held by Lessor pertaining to the purchased Facility.

         14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 below, if a Facility is totally or partially destroyed from a risk not covered by the insurance described in
Article XIII (and Lessor is not responsible for such destruction), Lessees shall give Lessor Notice of such damage or destruction within five (5) Business Days of the occurrence thereof. Whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Lessees at their option shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease. If Lessees fail to commence the restoration within thirty
(30) days of the occurrence or if Lessees fail to complete the restoration within two hundred seventy (270) days of the occurrence, Lessees shall be deemed to have elected to purchase the damaged Facility for the Minimum Repurchase Price. Lessees shall complete the purchase within two hundred seventy (270) days of the occurrence. In any such purchase, Lessees shall receive a credit for the portion of any Net Proceeds retained by Lessor and, upon Lessees completion of such purchase, the Lease shall terminate as to the damaged Facility and the Minimum Rent shall be reduced as set forth in Section 14.2.3, above.

         14.4 Restoration of Lessees' Personal Property. If Lessees are required or elect to restore a damaged Facility, they shall also concurrently remove or restore any of Lessees' Personal Property.

         14.5 Restoration of Lessee's Property Other than Lessees' Personal Property.

                  14.5.1 If Lessees are required or elect to restore any Facility as provided in Sections 14.2 or 14.3, Lessees shall either (i) restore all alterations and improvements made by Lessees voluntarily without having been required by this Lease to do so, and all Lessees' Personal Property used by Lessees in the conduct of the Primary Intended Use of the Facility to be restored, or (ii) replace such alterations and improvements and Lessees' Personal Property with improvements and personal property of the same or better quality and utility in the operation of such Facility; provided, however, if no Event of Default shall have occurred and be continuing, Lessees shall not be required to restore or replace any such voluntary alterations or improvements or Lessees' Personal Property to any extent beyond the book value of Lessees' Personal Property needed to re-equip such Leased Property in accordance with the terms of this Lease if failure to do so will not adversely affect the amount of Gross Revenues of the Facility; and provided further that in all events Lessees shall make such restoration and repairs as may be necessary to keep in full force and effect all licenses and certifications relating to such Facility.

                  14.5.2 In the event Lessees elect under Section 14.5.1 not to restore or replace any such voluntary alterations or improvements and/or any Lessee's Personal Property beyond that needed to re-equip such Leased Property in accordance with the terms of this Lease, Lessees shall so advise Lessor in writing, and Lessor shall within five (5) days of Lessor's receipt of said notice, remit to Lessees the portion of the Net Proceeds, plus any accrued interest thereon, attributable to the items which Lessees have elected not to restore or replace. In the event Lessees elect to restore or replace any such voluntary alterations or improvements and/or Lessees' Personal Property beyond that needed to re-equip the damaged Facility in accordance with the terms of this Lease, Lessees shall so advise Lessor in writing and Lessor shall disburse said proceeds in the manner specified in Section 14.1 or 14.8, as appropriate, in light of the amount of Net Proceeds at issue.

         14.6 No Abatement of Rent. This Lease shall remain in full force and effect and Lessees' obligation to pay the Rent shall remain unabated during any period required for repair and restoration, unless and until this Lease shall terminate pursuant to this Article XIV.

         14.7 Damage Near End of Term. Notwithstanding any provisions of Section
14.2 or 14.3 to the contrary, if damage to or destruction of a Facility occurs during the last twelve (12) months of the Term, including any Extended Term as to which Lessees have exercised their option prior to the occurrence of such damage or destruction, and if such damage or destruction cannot be fully repaired and restored within six (6) months following the date of loss, Lessees shall either (i) promptly commence and thereafter proceed diligently to restore the damaged facility to substantially the same (or better) condition as existed immediately before the damage or destruction or
(ii) by written notice to Lessor within thirty (30) days of the occurrence of such damage or destruction, elect to purchase the facility from Lessor for a purchase price which shall be the greater of the Minimum Repurchase Price or the Net Proceeds. If Lessees fail to promptly commence and diligently proceed to complete the restoration within the time limits specified in this Section 14.7, Lessees shall be deemed to have elected to purchase the damaged facility for the greater of the Net Proceeds or the Minimum Repurchase Price. Lessees shall complete the purchase within one hundred and eighty (180) days of the date of loss. In any such purchase, Lessees shall receive a credit for any portion of the Net Proceeds retained by Lessor, the Additional Charges attributable to such Facility shall cease and Minimum Rent shall be reduced in accordance with
Section 14.2.3.

         14.8 Waiver. Except as provided elsewhere in this Lease, Lessees hereby waive any statutory or common law rights of termination which may arise by reason of any damage to or destruction of any Facility.

         14.9 Procedure for Disbursement of Insurance Proceeds Equal to or Greater Than Two Hundred Fifty Thousand Dollars ($250,000). In the event Lessees restore or repair the Facility pursuant to any Subsection of this Article XIV and if the Net Proceeds equal or exceed Two Hundred Fifty Thousand Dollars ($250,000), the restoration or repair shall be performed in accordance with the following procedures:

                  (i) The restoration or repair work shall be done pursuant to plans and specifications approved by Lessor (which approval shall not be unreasonably withheld, conditioned or delayed), and Lessees shall cause to be prepared and presented to Lessor a certified construction statement, acceptable to Lessor, showing the total cost of the restoration or repair; to the extent such cost exceeds the Net Proceeds, the amount of such excess cost shall be paid, in cash, by Lessees, to Lessor, before any disbursement is made by Lessor pursuant hereto (which insurance proceeds and such funds paid to Lessor are hereinafter called the "Construction Funds").

                  (ii) The Construction Funds shall be made available to Lessees upon request, no more frequently than monthly, as the restoration and repair work progresses pursuant to certificates of an architect acceptable to Lessor, which certificates shall be in form and substance reasonably acceptable to Lessor and subject to a ten (10%) percent holdback until the architect certifies that the work is fifty percent (50%) complete after which, so long as there is no Event of Default under this Lease and so long as the architect certifies work is proceeding in accordance with schedule and budget, there shall be no further retainage; any funds paid by Lessees to Lessor to pay all excess costs shall be disbursed prior to disbursement of any insurance proceeds; the architect shall be selected by Lessees, but shall be in the judgment of Lessor, reasonably exercised, highly qualified in the design and construction of nursing homes, or of the type of property for which the retainage or repair work is being done.

                  (iii) There shall be delivered to Lessor, with such certificates, sworn statements and conditional lien waivers in an amount at least equal to the amount of the previous disbursement of Construction Funds paid out to Lessees pursuant to each architect's certificate and dated as of the date of the current disbursement.

                  (iv) There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, during the restoration and repair, as to the progress of the work, compliance with the approved plans and specifications, the cost of restoration and repair and the total amount needed to complete the restoration and repair.

                  (v) There shall be delivered to Lessor such other evidence as Lessor may reasonably request, from time to time, showing that there are no liens against the Leased Property arising in connection with the restoration and repair and that the cost of such restoration and repair at least equals the total amount of Construction Funds then disbursed to Lessees hereunder.

                  (vi) If such Construction Funds are at any time determined by Lessor not to be adequate for completion of the restoration and repair, Lessees shall immediately pay any deficiency to Lessor to be held and disbursed as Construction Funds and prior to any other funds then held by Lessor for disbursement pursuant hereto.

                  (vii) Construction Funds may be disbursed by Lessor to Lessees or to the persons entitled to receive payment thereof from Lessees, and such disbursement in either case may be made directly or through a third party escrow agent, such as, but not limited to, a title insurance company, or its agent, all as Lessor may determine in its sole discretion. Any excess Construction Funds shall be paid to Lessees upon completion of the restoration or repair.

                  (viii) In the event Lessees at any time shall fail to promptly and fully perform the conditions and covenants set out in subparagraphs (i) through (vi) above, and such failure is not corrected within ten (10) Business Days of Notice thereof, or in the event during the restoration or repair an Event of Default occurs hereunder, Lessor may, at its option, immediately cease making any further payments to Lessees for such restoration and repair.

         14.10 Insurance Proceeds Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Net Proceeds, or any portion thereof, under the terms of any Facility Mortgage, such Net Proceeds shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the Net

Proceeds to the indebtedness secured by the Facility Mortgage, Lessees shall either (i) restore the Facility to substantially the same (or better) condition as existed immediately before the damage or destruction, in which event Lessor shall make available to Lessees for such purpose, as and when the Net Proceeds would have been made available hereunder, an amount equal to the Net Proceeds, or (ii) offer to acquire the Leased Property from Lessor for a purchase price equal to the Minimum Repurchase Price, in each case within the time periods provided for in this Lease, in which event Lessees shall receive a credit against the Minimum Purchase Price equal to the amount of Net Proceeds applied to pay such Facility Mortgage. If Lessees fail to make such election, or if Lessees elect not to restore, or if Lessees fail to commence or complete the restoration within the time limits specified in this Article XIV, then Lessees shall be deemed to have elected to purchase the Leased Property for the Minimum Repurchase Price.

                                   ARTICLE XV

         15.1     Condemnation Article Definitions

                    15.1.1 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

                    15.1.2 ."Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                    15.1.3 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                    15.1.4 "Date of Taking" means the date the Condemnor has the right to possession of the Leased Property being condemned.

         15.2 Parties Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

         15.3 Total Taking. If title to the fee of the whole of a Facility shall be taken or condemned by any Condemnor, this Lease shall cease and terminate as to such Facility as of the Date of Taking by said Condemnor. If title to the fee of less than the whole of a Facility shall be so taken or condemned, which nevertheless renders such Facility Unsuitable for Its Primary Intended Use, Lessees and Lessor shall each have the option by written Notice to the other, at any time prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Lease as

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to such Facility as of the date so determined. Upon such date so determined, if such Notice has been given, this Lease shall thereupon cease and terminate as to such Facility. In either of such events, Minimum Rent shall be reduced by an amount equal to the Fair Market Rent for such Facility as of the date the Lease shall have been so terminated as aforesaid. In the event of any such termination, the provisions of Section 15.7 shall apply and the Additional Charges attributable to such Facility shall cease.

         15.4 Allocation of Portion of Award. The total Condemnation Award made with respect to all or any portion of a Facility or for loss of Rent, or for loss of business, shall be solely the property of and payable to Lessor.

         Nothing contained in this lease shall be deemed to create any additional interest in Lessees, or any right in Lessees to an award for the value of the unexpired Term, for any so-called "bonus value" to Lessees of this lease or for any loss of goodwill. Any Award made for the Taking of Lessees' Personal Property, or for removal and relocation expenses of Lessees in any such proceedings shall be the sole property of, and be payable to Lessees. In any Condemnation proceedings, Lessor and Lessees shall seek their own Awards in conformity herewith, at their own expense.

         15.5 Partial Taking. If title to the fee of less than the whole of a Facility shall be so taken or condemned, Lessees shall give Lessor Notice of such partial Taking or Condemnation within five (5) Business Days of the occurrence thereof. If such Facility is still suitable for its Primary Intended Use, or if Lessees or Lessor shall be entitled, but shall not elect, to terminate this Lease as provided in Section 15.3 hereof, Lessees, at their own cost and expense, shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation or Taking. Lessees shall commence the restoration of the Facility within sixty (60) days of the partial Taking, and shall complete the restoration within one hundred eighty (180) days of such partial Taking. Lessor shall contribute to the cost of restoration such portion of the Award as is made therefor, if any, together with severance and other damages awarded for taken Leased Improvements; provided, however, the amount of such contribution shall not exceed such cost. As long as no Event of Default has occurred hereunder, if the Award is in an amount less than Two Hundred Fifty Thousand Dollars ($250,000.00), Lessor shall pay the same to Lessees upon completion of such restoration. As long as no Event of Default has occurred hereunder, if the Award is in an amount more than Two Hundred Fifty Thousand Dollars ($250,000.00), Lessor shall make the Award available to Lessees in the same manner as is provided in Section 14.9 for Net Proceeds in excess of Two Hundred Fifty Thousand Dollars ($250,000.00). The Minimum Rent shall not be reduced by reason of such partial Taking. If Lessees fail to make the election or if Lessees elect not to restore, or if Lessees fail to commence or complete the restoration within the time limits specified in this Section 15.5, then Lessees

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shall be deemed to have elected to purchase the Leased Property for the Minimum
Repurchase Price. Lessees shall complete the purchase within one hundred eighty
(180) days of the such partial Taking. In any such purchase, Lessees shall receive a credit for the portion of any Award retained by Lessor and Minimum Rent shall be reduced as set forth in Section 15.3 hereof and the Additional Charges attributable to such Facility shall cease..

         15.6 Temporary Taking. The Taking of a Facility, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Condemnor has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect. In the event of any temporary Taking as in this Section 15.6 described, the entire amount of any Award made for such Taking allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessees provided Lessees are not then in default. Lessees covenant that upon the termination of any such period of temporary use or occupancy as set forth in this Section 15.6, they will, at their sole cost and expense restore the affected Facility as nearly as may be reasonably possible to the condition existing immediately prior to such Taking. If any temporary Taking continues for longer than six (6) months, such Taking shall be considered a Total Taking governed by Section 15.3.

         15.7 Condemnation Awards Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Award, or any portion thereof, under the terms of any Facility Mortgage such Award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the Award to the indebtedness secured by the Facility Mortgage,
(i) if the Award represents an Award for Partial Condemnation as described in
Section 15.5 above, Lessees shall restore the Leased Property (as nearly as possible under the circumstances) to a complete architectural unit of the same general character and condition as the Leased Property existing immediately prior to such Taking, or (ii) if the Award represents an Award for a Total Taking as described in Section 15.3 above, Lessees shall pay to Lessor an amount equal to the Minimum Repurchase Price and Lessor shall transfer its portion of the Award and its interest in the Leased Property to Lessees. In any such restoration or purchase Lessees shall receive a credit for any portion of any Award applied to the indebtedness secured by the Facility Mortgage.

                                   ARTICLE XVI

         16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

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                    16.1.1 If Lessees shall fail to pay any Rent when the same becomes due and payable and such failure is not cured within a period of ten (10) Business Days after Notice thereof from Lessor, provided that Lessees shall be entitled to such Notice and may avail themselves of such cure period no more than two (2) times in any calendar year; or

                    16.1.2  If any Lessee or Omega Master Lease Guarantor shall:

                           (i) admit in writing its inability to pay its debts generally as they become due,

                           (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law,

                           (iii) make a general assignment for the benefit of its creditors,

                           (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                           (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

                    16.1.3 If any Lessee or Omega Master Lease Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of such Lessee or Omega Master Lease Guarantor, a receiver of any Lessee or any Omega Master Lease Guarantor or of the whole or substantially all of the property of any Lessee, or approving a petition filed against any Lessee or Omega Master Lease Guarantor seeking reorganization or arrangement of such Lessee or Omega Master Lease Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof, or

                    16.1.4 If any Lessee or Omega Master Lease Guarantor shall be finally liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall have filed against it a petition or other proceeding to cause it to be liquidated or dissolved and such proceeding be not dismissed within thirty (30) days thereafter or shall, in any manner, permit the sale or divestiture of substantially all of its assets, or

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
                    16.1.5 If the estate or interest of any Lessee in the Leased Property or any part thereof shall be levied upon or attached on any proceeding and the same shall not be vacated or discharged within thirty (30) days after commencement thereof (unless such Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

                    16.1.6 If, except as a result of damage, destruction or a partial or complete Condemnation, Lessees voluntarily cease operations in any Facility for a period in excess of ten
                    (10) Business Days, or

                    16.1.7 If any representation or warranty made in writing to Lessor by any Lessee proves to be untrue when made in any material respect which materially and adversely affects Lessor, and is not cured within twenty (20) days after Notice from Lessor thereof, detailing with specificity the nature of the untrue representation or warranty, or, if not susceptible of being cured within the twenty (20) days, if Lessees have not commenced to cure the same within twenty
                    (20) days after notice thereof and thereafter diligently proceeded to cure such default and completed such cure prior to the time that the same causes a default in any Facility Mortgage and prior to the time that the same results in civil or criminal penalties to Lessor, any Lessee, any Affiliates of either or to the Facility, or

                    16.1.8 If any Lessee shall have its license to operate a Facility as a provider of health care services in accordance with its Primary Intended Use suspended or revoked, or an order is imposed suspending such Lessee's right to operate or accept patients, which order is not immediately stayed and promptly cured, or any governmental agency having jurisdiction takes any action of which Lessor or any officer of any Lessee has knowledge, or notifies any Lessee in writing of its intent to take any action to de-license or de-certify any Facility, or terminate or suspend any Lessee's Medicare provider agreements or Medicaid participation agreements relating to any Facility, or

                    16.1.9 If any Lessee or Omega Master Lease Guarantor shall default, or permit a default, of any material obligations of such Lessee or Omega Master Lease Guarantor under any material agreement between Lessor and any Lessee or Omega Master Lease Guarantor, which default is not waived or cured within the applicable cure period, provided, however, that notwithstanding anything to the contrary elsewhere in this Lease, a default by the New Omega Guarantors under the New Omega Guarantee shall not constitute an Event of Default under this Lease, or

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
                    16.1.10 If a Guarantee Default should occur under the Omega Master Lease Guarantee or any other guaranty of this Lease given to Lessor to secure performance of any term or provision of this Lease, or

                    16.1.11 If Lessees shall transfer, by means not expressly provided for in this Lease, the operational control or management of any Facility without the written consent of the Lessor first had and obtained, or a Transfer shall occur with the meaning of Section 24.2 of this Lease with respect to any Lessee or to the voting stock of BritWill HealthCare, which Transfer is not a Permitted Transfer, or

                    16.1.12 A default shall occur under any other material contract (which, in the case of a payment default, involves a sum in controversy of at least One Hundred Thousand Dollars ($100,000.00) affecting any Lessee or any Affiliate of any Lessee (provided, however, for such purpose the Persons which Control Unison shall not be considered Affiliates of Lessee), including without limitation the lease between BritWill-II and UNHC, which default (a) is not waived or cured within the shorter of (i) the cure or grace period provided in such material contract and (ii) the thirty (30) day period following the Notice described in
                    Section 16.1.17 below, and (b) Lessor elects to treat as an Event of Default hereunder, or

                    16.1.13 A default shall occur under any Letter of Credit Agreement (if applicable), or the Security Deposit provisions of this Lease, or a default shall occur under the terms of the Security Agreement, and such default is not waived or cured within any applicable cure period and Lessor elects to treat such default as an Event of Default hereunder, or

                    16.1.14 Lessees fail to purchase a Facility if and as required pursuant to Articles 14 and 15 of this Lease, or

                    16.1.15 Lessees fail to comply with the financial covenants required by Sections 8.3.1.2 through 8.3.1.7 of this Lease, or Unison fails to maintain the Consolidated Tangible Net Worth required by Section 8.3.1.1 of this Lease, and such failure is not cured within a period of the lesser of (i) thirty (30) days after Notice thereof from Lessor or (ii) fifteen (15) days following the date of delivery to Lessor of a financial statement of Lessees or of Unison, or an Officer's Certificate of Lessees or of Unison, showing or stating that there is a default with respect to such financial covenants with respect to Lessees or Consolidated Tangible Net Worth requirements with respect to Unison, or

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
                    16.1.16 A default shall occur pursuant to any other agreement hereafter entered into between any Lessee and Lessor or any agreement entered into between any Affiliate of a Lessee and any Affiliate of Lessor and such default is not waived or cured within any applicable cure period (provided, however, that for such purpose, the Persons which Control Unison shall not be considered Affiliates of Lessee and the Persons which Control Lessor shall not be considered Affiliates of Lessor )including without limitation the Indiana Returned Facilities Note (as defined in the Plan), but excluding the New Omega Guarantee, if Lessor elects to treat such default as an Event of Default hereunder, or

                    16.1.17 If any Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessees within a period of thirty
                    (30) days after Notice thereof from Lessor detailing with specificity the nature of the default, unless such failure cannot with due diligence be cured within a period of thirty
                    (30) days, in which case such failure shall not be deemed to continue if Lessees proceed promptly and with due diligence to cure the failure and diligently complete the curing thereof and complete such cure prior to the time that the same shall cause a default in any Facility Mortgage and prior to the time that the same shall result in civil or criminal penalties to Lessor, Lessees, any Affiliates of either or any Facility, or

                    16.1.18 If Lessees or any Omega Master Lease Guarantor shall fail to deliver to Lessor a Financial Statement, financial report or Officer's Certificate as and when required by
                    Article XXV hereof within a period of ten (10) Business Days after Notice from Lessor to Lessees or such Omega Master Lease Guarantor, as the case may be, that such Financial Statement, financial report or Officer's Certificate has not been received as and when so required,

Lessor may terminate this Lease by giving Lessees not less than ten (10) days' Notice (referred to in this Section as a "Notice of Termination") and, as provided herein, the Term shall terminate and all rights of Lessees under this Lease shall cease. The Notice of Termination shall be in lieu of and not in addition to any notice required by the laws of the State as a condition to bringing an action for possession of the Leased Premises or to recover damages under this Lease. In addition to Lessor's right to terminate this Lease, Lessor shall have all rights set forth in this Lease and available to Lessor at law and in equity as a result of Lessees' breach of this Lease.

                    Notwithstanding anything herein into the contrary, upon the occurrence of an Event of Default as set forth in Section 16.1.11, Lessor may terminate this Lease immediately without prior Notice of any kind.

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                    Lessees will, to the extent permitted by law, pay as
Additional Charges all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation is commenced, and if litigation is commenced, including fees and expenses incurred in appeals and post-judgment proceedings) as a result of any default of Lessees hereunder.

                    No Event of Default (other than a failure to make payment of money) shall be deemed to exist under Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessees shall remedy such default without further delay.

                    An Event of Default with respect to any Facility is an Event of Default as to all of the Facilities. An Event of Default occurring with respect to any Lessee is an Event of Default as to all Lessees.

         16.2 Certain Remedies. If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 16.1, Lessees shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor the Leased Property pursuant to the provisions of Sections 9.1.6 and 16.1 and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessees and all other persons and any and all personal property from the Leased Property subject to rights of any residents or patients and to any requirement of law. In addition to all other remedies set forth or referred to in this Article XVI, Lessor shall have the right, upon the occurrence of any circumstances described in Sections 16.1.8 above, to suspend the Management Agreement as to the affected Facility or all Facilities and to retain a manager of the affected Facility or all Facilities at the expense of Lessees, such manager to serve for such term as Lessor reasonably determines is necessary under the circumstances. The expense of the new manager to be paid by Lessees shall not exceed the greater of the management fee paid under the Management Agreement or 5% of such Facility's Gross Revenues.

         16.3 Damages. Neither (i) the termination of this Lease pursuant to
Section 16.1, (ii) the repossession of the Leased Property, (iii) the failure of Lessor to relet the Leased Property, (iv) the reletting of all or any portion thereof, nor (v) the failure of Lessor to collect or receive any rentals due upon such any reletting, shall relieve Lessees of their liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.

         (A) In the event of any such termination, Lessees shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination and, thereafter Lessees shall forthwith pay to Lessor, at

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         Lessor's option as and for liquidated and agreed current damages for
         Lessee's default the sum of:

                    (i) the worth at the time of award of any unpaid Rent which had been earned at the time of termination,

                    (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned from the date of termination until the date of the award, if the Lease had not been terminated, exceeds the amount of such rental loss that Lessees prove could have been reasonably avoided,

                    (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award, if the Lease had not been terminated, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                    (iv) any other amount necessary to compensate Lessor for all damages proximately caused by Lessee's failure to perform its obligations under this Lease and which in the ordinary course of things would be likely to result therefrom.

                             In making the above determinations, (i) the "worth at the time of award" shall be determined by adding to the applicable amounts interest, at the rate that is the lesser of five (5) percent over the Prime Rate or the maximum interest rate permitted by the law of the State of Michigan, from the date or dates on which such amount or amounts were due, if such amounts were due before the time of the award, and, as to amounts which would have been payable after the time of the award, by determining the present value of such amounts at the time of the award by applying a discount rate equal to the yield at the time of the award on one (1) year U.S. Treasury Bonds, and (ii) Gross Revenues shall be deemed to have increased four percent (4%) per year and the CPI shall be deemed to have increased four
                             (4) percentage points per year during the remaining Term of the Lease, assuming, for such purpose, that the Lease had not been terminated.
         or

         (B) In the event the Lease is not terminated, Lessee's right to possession of the Leased Property shall continue, each installment of Rent and other sums payable by Lessees to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the rate that is the lesser of five (5)

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
         percent over the Prime Rate or the maximum interest rate permitted by the law of the State of Michigan from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

         16.4 Lessee's Obligation to Purchase. If an Event of Default shall have occurred, Lessor may require Lessees to purchase all of the Leased Property by including such requirement in the Notice of Termination (as defined in Section 16.1, above) or by separate Notice given by Lessor to Lessees at any time after the occurrence and continuance of an Event of Default during the Term. Such purchase by Lessees shall take place on the first Rent Payment Date occurring not less than thirty (30) days after the date of receipt of, or such later date that may be specified in, the Notice of Termination or separate Notice requiring such purchase. The purchase price for the Leased Property shall be an amount equal to the higher of the then current Fair Market Value thereof or the Minimum Repurchase Price of the Leased Property plus all Rent then due and payable (excluding the installment of Minimum Rent and Additional Charges due on the purchase date) as of the date of purchase. If Lessor exercises such right, upon payment of the purchase price Lessor shall convey the Leased Property to Lessees or their nominee, subject to the Permitted Encumbrances and any other easements, restrictions, liens or other matters of any kind except such encumbrances, if any, as may have been created by the act or negligence of Lessor, on the date specified in this Section 16.4 and this Lease shall thereupon terminate. The purchase price paid by Lessees for the Leased Property pursuant to this Section shall be credited against, but shall not relieve Lessees of liability for, the damages specified in Section 16.3(A), excluding, however, all prepaid Rent or Rent accruing after the date of the purchase of the Leased Property.

         16.5 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessees waive, to the extent permitted by applicable law, (i) any right of reentry, repossession or redesignation, (ii) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

         16.6 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default (and any such payments made to Lessor rather than Lessees due to the existence of an Event of Default) shall be applied to Lessees' obligations in the order which Lessor may determine or as may be prescribed by applicable laws of the states in which the Facilities are located.

         16.7 General Provisions Affecting Remedies. Upon an Event of Default, Lessor may exercise the remedies provided for herein and by law with respect to one or more or all of Lessees and with respect to one or more or all of the Facilities. Notwithstanding the provisions of Section 16.1 of this Lease permitting the Lessor to terminate this Lease as to all of the Leased Property upon the occurrence of an Event of Default pursuant to that

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Section 16.1 or otherwise proceed against Lessees, Lessor may, in its sole discretion, elect to seek the remedies provided for in this Lease only as to the Facility or Facilities affected by the Event of Default. Lessor's election to seek remedies only as fewer than all Facilities on one occasion shall not preclude Lessor from exercising any or all of its remedies under this Lease in the event of a subsequent Event of Default affecting one or more of the Facilities.

                                  ARTICLE XVII

         17. Lessor's Right to Cure Lessee's Default. If Lessees shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in
Section 16.1, Lessor, without further Notice to or demand upon Lessees, and without waiving or releasing any obligation of Lessees or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessees, and may, to the extent permitted by law, enter upon any portion of the Leased Property for such purpose and take all such action thereon as, in Lessor's sole opinion, may be necessary or appropriate therefor. Should Lessor reasonably determine that the giving of such Notice as is provided for in Section 16.1 would risk loss to the Leased Property or cause damage to the Lessor, Lessor shall give such Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessees. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with the Late Charge thereon (to the extent permitted by law) and interest, which shall accrue at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessees to Lessor on demand. The obligations of Lessees and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

         18. Provisions Relating to Purchase of the Leased Property; Sale by Lessor.

                  18.1 General. In the event Lessees purchase any Facility from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessees of the applicable purchase price for such Facility, together with full payment of any unpaid Rent for such Facility due and payable with respect to any period (prorated on a per diem basis, if appropriate) ending on or before the date of the purchase, deliver to Lessees an appropriate deed or other conveyance conveying the entire interest of Lessor in and to such Facility to Lessees unencumbered by any liens or encumbrances created by Lessor. All expenses of such conveyance, including, without limitation, the cost of title

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examination, title insurance, attorneys' fees incurred by Lessor in connection with such conveyance and release, recording fees and transfer taxes, shall be paid by Lessees. From and after the date of purchase, the Minimum Rent shall be reduced in accordance with the provisions of this Lease pursuant to which such Facility was purchased, and the Additional Charges attributable to such Facility shall cease.

                  18.2 Lessor's Right to Sell. Lessor shall have the right, at any time, to sell each Facility, to any Person provided such sale is made expressly subject to this Lease and the rights of Lessees under this Lease.

                  18.3 Option to Purchase. Provided no Event of Default shall have occurred and be continuing, and no facts exist which, if not cured, with the passage of time would constitute an Event of Default, upon the expiration of the Initial Term, Lessees shall have the option to purchase all (but not less than all) of the Signature Facilities subject to this Lease at the time of purchase, upon the following terms and conditions: (a) the option to purchase shall be exercisable only by Notice to Lessor at least one hundred and twenty
(120) days prior to the date upon which Lessees wish to close such purchase, which date shall be specified in such Notice; (b) the purchase price shall be the greater of (i) the Fair Market Value on the closing date of the Signature Facilities which are to be purchased and (ii) Omega's Signature Facilities Investment; (c) title to the Signature Facilities shall be conveyed to Lessees or their nominee by Special Warranty Deed or Deeds in the same form as title to the Signature Facilities was conveyed to Lessor, and Lessor shall make no other warranties or representations concerning title to or the condition of the Signature Facilities; (d) with the exception of prorations to account for Effective Dates which do not occur on the first day of the calendar month, prepaid Rent or Additional Charges allocable to the purchased Facilities there shall be no prorations of any costs or expenses, all of which, except for the fees and expenses of Lessor's counsel, shall be borne by Lessor; (e) the purchase price shall be paid to Lessor by wire transfer of immediately available funds to the account to which Rent is payable hereunder or such other account as Lessor may specify by Notice to Lessees; (f) upon their exercise of this option to purchase, Lessees shall be obligated to close the purchase of the Signature Facilities on the date specified in the Notice, and their failure to do so shall without further Notice constitute an Event of Default hereunder; and (g) upon payment of the purchase price and delivery of the Deed or Deeds as provided herein, this Lease shall terminate as to the Signature Facilities, the Minimum Rent due hereunder thereafter shall be reduced by the amount of the Minimum Rent for the Signature Facilities, and Additional Charges attributable to the Signature Facilities shall cease.

                                   ARTICLE XIX

         19.1 Renewal. If no Event of Default shall have occurred and be continuing, Lessees, jointly and not severally, are hereby granted the option to renew this Lease at the

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
expiration of the Initial Term with respect to all, but not less than all, of the Facilities then subject to this Lease, for one (1) fourteen year optional renewal term ("Extended Term"), upon giving Notice to Lessor of renewal at least three hundred sixty-five (365) days prior to the end of the Initial Term. During the Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Minimum Rent during the Extended Term shall be determined as set forth in EXHIBIT H.

         19.2 Savings Provisions. If Lessees fail to exercise the foregoing renewal option within the required time, Lessee's option to renew shall nevertheless remain in full force and effect for a period of fifteen (15) Business Days after Notice from Lessor subsequent to the required time setting forth the expiration date of this Lease and advising Lessees that Notice of renewal has not been received. The option to renew as thereby extended shall expire on the close of business on the fifteenth (15th) Business Day after Notice, and thereafter may not be exercised by Lessees. Lessor shall provide such Notice to Lessees during the last Lease Year of the Initial Term.

                                   ARTICLE XX

         20.1 Holding Over. If Lessees shall for any reason remain in possession of any portion of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessees shall pay as Rent each month,
1.75 times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the preceding Term, (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Lessees pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Lessees shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue their occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessees after the expiration or earlier termination of this Lease.

         20.2 Indemnity. If Lessees fail to surrender the Facility in a timely manner and in accordance with the provisions of Section 9.1.6 upon the expiration or termination of this Lease, in addition to any other liabilities to the Lessor accruing therefrom, Lessees shall jointly and severally indemnify and hold Lessor, its principals, officers, directors, agents and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds any rental paid by Lessees pursuant to this Lease and any claims by any proposed new tenant founded on such failure. The provisions of this Section 20.2 shall survive the expiration or termination of this Lease.

                                   ARTICLE XXI

         21.1 Subordination. Upon written request of Lessor, a Facility Mortgagee or the beneficiary of a deed of trust of Lessor, Lessees will subordinate their rights pursuant to this Lease in writing (i) to the lien of any mortgage, deed of trust or the interest of any lease in which Lessor is lessee and to all modifications, extensions, substitutions thereof (or, at Lessor's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Lessor is the lessee to be subordinated to this Lease), and (ii) to all advances made or hereafter to be made thereunder. In connection with any such request, Lessor shall provide Lessees with a Non-Disturbance Agreement reasonably acceptable to such mortgagee, beneficiary or lessor providing that should such mortgagee, beneficiary or lessor acquire the Leased Property by way of foreclosure or deed in lieu, such mortgagee, beneficiary or lessor will not disturb Lessees' possession under this Lease and will recognize Lessees' rights hereunder provided no Event of Default has occurred under this Lease. Lessees agree to consent to amend this Lease as reasonably required by any Facility Mortgagee; Lessees shall be deemed to have unreasonably withheld or delayed their consent to changes or amendments to this Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Lessor's fee interest in the Leased Property if such changes do not materially (i) alter the economic terms of this Lease, (ii) diminish the rights of Lessees, or (iii) increase the obligations of Lessees, provided that Lessees shall also have received the non-disturbance agreement provided for in this Article.

         21.2 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor encumbering the Leased Property, or should a lease in which Lessor is the lessee be terminated, Lessees shall attorn to the purchaser or lessor under such lease upon any foreclosure or deed in lieu thereof, sale or lease termination and recognize the purchaser or lessor as Lessor under this Lease, provided that the purchaser or lessor shall acquire and accept the Leased Property subject to this Lease.

         21.3 Lessee's Certificate. Lessees agree, upon not less than ten (10) Business Days prior Notice by Lessor to execute, acknowledge and deliver to Lessor, a statement in writing in substantially the same form of EXHIBIT I hereto (with such changes thereto as shall reasonably be requested by the person relying on such certificate) ("Lessee's Certificate"). It is intended that any Lessees' Certificate delivered pursuant hereto may be relied upon by Lessor, any prospective tenant or purchaser of the Premises, any mortgagee or prospective mortgagee, or by any other party who may reasonably rely on such statement. Lessee's failure to deliver such Lessees' Certificate within such time shall constitute an Event of Default. In addition, upon such failure, it shall be conclusively presumed, and shall constitute a representation and warranty by Lessees, that (i) this

Lease is in full force and effect without modification, and (ii) Lessor is not in breach or default of any of its obligations under the Lease.


                                  ARTICLE XXII

         22. Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessees, and, in the absence of gross negligence, willful misconduct or material breach of this Lease by Lessor pursuant to Section 35.1, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessees to any abatement of Rent except as specifically provided in this Lease.


                                  ARTICLE XXIII

         23. Indemnification.

         23.1 General. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessees shall jointly and severally protect, indemnify, save harmless and defend Lessor, its principals, officers, directors and agents and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (ii) any use, misuse, non-use, condition, maintenance or repair of the Leased Property by Lessees, (iii) the failure to pay any Impositions which are the obligations of Lessees to pay pursuant to the applicable provisions of this Lease, (iv) any failure on the part of Lessees to perform or comply with any of the terms of this Lease and (v) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Lessees or any party in privity with Lessees with respect to the Leased Property or any business or other activity carried on with respect to the Leased Property during the Term or thereafter during any time in which Lessees or any such other party is in possession of the Leased Property or thereafter to the extent that any conduct by Lessees or any such Person (or failure of such conduct thereby if the same should have been undertaken during such time of possession and leads to such damage or loss) causes such loss or claim. Any amounts which become payable by Lessees under this Section shall be paid within ten (10) days after liability therefor on the part of Lessees is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

         23.2 Indemnification With Respect to Signature Facilities. In addition to their obligations under Section 23.1, Lessees shall indemnify and hold Lessor harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgements, including, but not limited to, reasonable and documented attorneys' fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any of the following:

              (a) Any and all obligations relating to the ownership and operation of the Signature Facilities that exist immediately prior to the Effective Date;

              (b) Any misrepresentation of a material fact, breach of warranty or material breach of any agreement on the part of any of the Signature Subsidiaries under this Agreement or in any certificate furnished or to be furnished to Lessor hereunder;

              (c) Any failure by the seller or sellers of the Signature Facilities in connection with the sale to Lessor to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

              (d) Any sums that are now or hereafter claimed to be due for Medicare and Medicaid adjustments arising from the operation of any of the Signature Facilities prior to the date of this Lease; and

              (e) Any action or proceeding by any state or federal agency seeking to revoke, withdraw or suspend any of the licenses or permits applicable to a Signature Facility, or to terminate the participation of any Signature Facility in either the Medicare or Medicaid Programs, as a result of or caused by the sale of the Signature Facilities to Lessor or the execution and delivery of this Lease by the Signature Facilities.

         For purposes of this Section 23.2, an obligation shall be deemed to "exist" prior to the date of this Lease if it relates to events that occurred prior to the date of this Lease even if it is not asserted until after the date of this lease.

         23.3 Lessor's Indemnification. Lessor shall indemnify, save harmless and defend Lessees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessees as a result of the gross negligence or willful misconduct of Lessor.

         23.4 Survival. Lessees' and Lessor's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.


                                  ARTICLE XXIV

         24.1 General Prohibition against Assignment. No Lessee or Lessees shall voluntarily, involuntarily or by operation of law, assign, mortgage or otherwise encumber, all or any part of such Lessee's or Lessees' interest in this Lease or in the Leased Property or sublet the whole or any part of the Leased Property or enter into any agreement or arrangement under which any Facility is operated by or licensed to be operated by an entity other than one or more of the Lessees or Manager (any and all of which are herein referred to as a "Transfer"), except as specifically permitted by this Lease or consented to in advance by Lessor in writing. Unless otherwise provided herein, Lessor may arbitrarily and unreasonably withhold its consent to any such request (or any other request provided for in this Lease for which Lessor's consent is required) and no court shall imply any agreement by Lessor to act in a reasonable fashion. Any such attempted Transfer which is not specifically permitted by this Lease or otherwise approved shall be null and void and of no force and effect whatsoever. In the event of any such Transfer, Lessor may collect Rent and Additional Charges from the assignee, subtenant or other occupant (any and all of which are herein referred to as a "Transferee") and apply the amounts collected to the Rent and Additional Charges herein reserved, but no Transfer or collection of Rent and Additional Charges shall be deemed to be a waiver of Lessor's rights to enforce Lessees' covenants or the acceptance of the Transferee as lessee, or a release of Lessees from the performance of any covenants on the part of Lessees to be performed. Notwithstanding any Transfer, Lessees, Omega Master Lease Guarantors and any other guarantor of this Lease shall remain fully liable for the performance of all terms, covenants and provisions of this Lease. Any violation of this Lease by any Transferee shall be deemed to be a violation of this Lease by Lessees.

         24.2 Corporate or Partnership Transactions. Except as provided in the last sentence of this Section 24.2, if any Lessee, Omega Master Lease Guarantor or Manager, if any, is a corporation, then the merger, consolidation or reorganization of such corporation and/or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by such Lessee or Omega Master Lease Guarantor or Manager or the stockholders of record of any of them as of the date of this Lease, which results in a change in the Control of any Lessee or Omega Master Lease Guarantor or Manager such that Unison does not have direct or indirect Control of such Lessee, Omega Master Lease Guarantor or Manager, or as a result of which any Lessee or Omega Master Lease Guarantor which on the Effective Date is a wholly owned subsidiary of Unison, BritWill HealthCare or Signature ceases to be such a wholly owned subsidiary, shall constitute a Transfer of this Lease. If any Lessee, Omega Master Lease Guarantor or Manager is a joint venture, partnership or other association, the sale, issuance or transfer, cumulatively or in one transaction, within any five-year period of either voting control or of a twenty percent (20%) or greater interest, or the termination of any such joint venture, partnership or other association, shall constitute a Transfer. Notwithstanding anything elsewhere herein to the contrary, however, the merger, consolidation or reorganization of Unison and/or the sale, issuance or transfer, cumulatively or in one transaction, of any stock in Unison shall not constitute a Transfer of this Lease.

         24.3 Subordination and Attornment. Lessees shall insert in any sublease permitted by Lessor provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessees thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessees may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (iii) in the event the sublessee receives a written Notice from Lessor or Lessor's assignee, if any, stating that Lessees are in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessees under this Lease.

         24.4 Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, even if a sublease of the Facility is permitted, Lessees shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. The parties agree that this paragraph shall not be deemed waived or modified by implication, but may be waived or modified only by an instrument in writing explicitly referring to this paragraph by number.


                                   ARTICLE XXV

         25.1 Officer's Certificates and Financial Statements. Lessees will deliver, and as to Omega Master Lease Guarantors' Financial Statements and reports will cause each Omega Master Lease Guarantor to deliver to Lessor:

                           (i) within seventy five (75) days after the end of each Lessee's Fiscal Years, a Financial Statement for such Lessee and separate financial statements for each Facility occupied by or under the authority of such Lessee, in each case accompanied by an Officer's Certificate certifying the accuracy of such Financial Statement and Facility financial statements. The financial statements for each Facility shall meet the reporting standards for Financial Statements, except for principals of consolidation;

                           (ii) within seventy five (75) days after the end of each Lessee's Fiscal Years, together with the Financial Statement required by subsection (i), above, (a) an Officer's Certificate of such Lessee stating that such Lessee is not in default in the performance or observance of any of the terms of this Lease, or if such Lessee is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and (b) a certificate from the certified public accountants that prepared the Financial Statement that nothing came to their attention during the course of their audit of such Lessee's Financial Statement that would cause them to believe that there was any default under the Lease;

                           (iii) within seventy-five (75) days after the end of each Omega Master Lease Guarantor's Fiscal Year, a Financial Statement for such Omega Master Lease Guarantor;

                           (iv) within forty (40) days after the end of each Lessee's fiscal quarters, quarterly financial reports for such Lessee, together with an Officer's Certificate of such Lessee that such Lessee is not in default of any covenant set forth in Section 8 of this Lease, or if such Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

                           (v) within forty (40) days after the end of each Omega Master Lease Guarantor's fiscal quarters, quarterly financial reports for such Omega Master Lease Guarantor;

                           (vi) within twenty (20) days after the end of each month, a monthly financial report for each Facility, including a detailed statement of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for such Facility;

                           (vii) within one hundred twenty (120) days after the end of each Lessee's fiscal years or, if earlier, within fifteen (15) days of filing, a copy of each cost report filed with the appropriate governmental agency for each Facility;

                           (viii) within fifteen (15) days after they are required to be filed with the SEC, copies of any annual or quarterly report and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which a Lessee and any Omega Master Lease Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

                           (ix) within thirty (30) days of receipt thereof by any Lessee, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction thereto for any Facility;

                           (x) immediately, Notice of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a "Proceeding"), known to any Lessee, the result of which Proceeding could be to (i) revoke, suspend, terminate, modify in a way adverse to a Lessee or fail to renew or fully continue in effect any license or certificate or operating authority pursuant to which a Lessee carries on any use of such Facility, or (ii) suspend, terminate, adversely modify, or fail to renew or fully continue in effect any cost reimbursement or cost sharing program by any state or federal governmental agency, including but not limited to Medicaid or Medicare or any successor or substitute therefor, or seek return of or reimbursement for any funds previously advanced or paid pursuant to any such program, or (iii) impose any bed hold, limitation on patient admission or similar restriction on any Facility, or (iv) prosecute any party with respect to the operation of any activity on any part of the Leased Property or enjoin any party or seek any civil penalty in excess of One Thousand Dollars ($1,000.00) in respect thereof;

                           (xi) within thirty (30) days following the end of each calendar quarter, an Officer's Certificate setting forth the Gross Revenues of each Facility for the calendar quarter then ended and the Lease Year to date;

                           (xii) as soon as it is prepared in each Lease Year, a capital and operating budget for each Facility for that and the following Lease Year, which budget shall be subject to Lessor's reasonable approval, and Lessees shall promptly notify Lessor of any material deviation from an approved budget;

                           (xiii) with reasonable promptness, such other information respecting the financial condition and affairs of Lessees and each Facility as Lessor may reasonably request from time to time including, without limitation, any such other information as may be available to the administration of a Facility; and

                           (xiv) upon Lessor's reasonable request, such audited year-end information and unaudited quarterly financial information concerning the Leased Property and Lessees as Lessor shall require for its on-going filings with the Securities and Exchange Commission, under both the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Lessor during the Term of this Lease.

Lessor's right to the information referred to in subparagraph (xiii) shall be subject to any prohibitions or limitations on disclosure of any such data under applicable laws or regulations, including, without limitation, any duly enacted "Patients' Bill of Rights" or any similar legislation, including such limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. Further, except for information which is already public, Lessor shall not disclose the information that is subject to such prohibitions or limitations, except to its attorneys, accountants or a Facility Mortgagee, proposed Facility Mortgagee, or prospective purchaser or as required by judicial or administrative order and except as permitted in Section 25.2.

         25.2 Public Offering Information. Lessees specifically agree that Lessor may include financial information and such information concerning the operation of each Facility which does not violate the confidentiality of the Facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda, prospectus or similar publications in connection with syndications or public offerings of the Lessor's securities or interests, and any other reporting requirements under applicable Federal and State Laws, including those of any successor to Lessor. Lessees agrees to provide such other reasonable information necessary with respect to Lessees and the Leased Property to facilitate a public offering or to satisfy SEC or regulatory disclosure requirements. Lessor shall provide to Lessees a copy of any such information prepared by Lessor for publication published and Lessees shall have a reasonable period of time (not to exceed five (5) days) after receipt of such information to notify Lessor of any corrections.


                                  ARTICLE XXVI

         26. Lessor's Right to Inspect. Lessees shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.


                                  ARTICLE XXVII

         27. No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                 ARTICLE XXVIII

         28. Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessees now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessees of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessees of any or all of such other rights, powers and remedies.


                                  ARTICLE XXIX

         29. Acceptance of Surrender. No surrender to Lessor of this Lease or of any Facility or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                   ARTICLE XXX

         30.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

         30.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Lessor and Lessees or to cause either party to be responsible in any way for the debts or obligations of the other or any other party, it being the intention of the parties that the only relationship hereunder is that of Lessor and Lessees.


                                  ARTICLE XXXI

         31. Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXXII

         32. Quiet Enjoyment. So long as Lessees shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and substantially perform its obligations hereunder, Lessees shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter provided for in this Lease or consented to by Lessees. Except as otherwise provided in this Lease, no failure by Lessor to comply with the foregoing covenant shall give Lessees any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessees hereunder. Notwithstanding the foregoing, Lessees shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.


                                 ARTICLE XXXIII

         33. Notices. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served upon an Executive Officer (as defined below) of the party being served or mailed (by registered or certified mail, return receipt requested and postage prepaid), or delivered by national overnight delivery service such as Federal Express or D.H.L., or sent by facsimile transmission addressed to the respective parties, as follows:

                  (i)      if to Lessees:

                           Unison HealthCare Corporation
                           15300 North 90th Street
                           Suite 100
                           Scottsdale, Arizona 85260

                           ATTN: Michael A. Jeffries
                           Tel:  (602) 607-4000
                           Fax:  (602) 607-4014

                           with a copy to:

                           ATTN: Nir E. Margalit
                           Tel:  (602) 607-4000
                           Fax:  (602) 607-4114

                  (ii)     if to Lessor:

                           Omega Healthcare Investors, Inc.
                           900 Victors Way
                           Suite 350
                           Ann Arbor,  MI  48108
                           ATTN:  Essel W. Bailey, Jr.
                           Tel: (734) 747-9890
                           Fax: (734) 996-0020

                           with a copy to:

                           Dykema Gossett
                           ATTN: Fred J. Fechheimer
                           1577 North Woodward Avenue
                           Bloomfield Hills, Michigan 48304-2820
                           Tel: (248) 203-0743
                           Fax: (248) 203-0763

or to such other address as a party may by Notice hereafter designate, provided, however, that Lessees may not at any given time designate more than one entity's name and address to which Lessor's Notices are to be sent. A Notice sent by Lessor to the name and address set forth above for Lessees, or to such other name and address as Lessees may hereafter designate by Notice, shall be deemed to be a Notice to all Lessees. A Notice sent by any Lessees to Lessor shall be deemed to be a Notice from, and binding upon, all Lessees. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery, or if delivery is refused, on the date delivery was first attempted, provided however that a Notice sent by facsimile transmission shall be deemed given upon confirmation to the sender by the recipient that such Notice was received. "Executive Officer" shall mean the Chairman of the Board of Directors, the President, any Vice President and the Secretary of any corporation upon which service is to be made.


                                  ARTICLE XXXIV

         34. Appraisers. In the event that it becomes necessary to determine the Fair Market Value of, or the Fair Market Rent for, a Facility for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a Person selected to act as appraiser on its behalf. Within ten (10) days after Notice, Lessor or Lessees, as the case may be, shall by Notice to Lessees (or Lessor, as the case may be) appoint a second Person as appraiser on its or their behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising nursing home properties, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Facility to determine Fair Market Value or Fair Market Rent as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessees' or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Facility was appraised for purposes of determining its Fair Market Value at the time the Facility was acquired by Lessor. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten per cent (10%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rent shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty
(20) days to appoint a third appraiser. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Rent, whichever is earlier, either Lessor or Lessees may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rent within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessees as the Fair Market Value of, or the Fair Market Rent for, the Facility, as the case may be. If Fair Market Rent is being determined for more than one year, Fair Market Rent may include such annual increases, if any, as the appraisers determine to be appropriate and shall make the assumptions as to the CPI and Gross Revenues provided for in Section 16.3 above. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor shall pay the fees and expenses of the appraiser appointed by it, Lessees shall pay the fees and expenses of the appraiser appointed by them and Lessor and Lessees shall each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.


                                  ARTICLE XXXV

         35.1 Breach by Lessor. Lessor shall not be in breach of this Lease unless Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after Notice thereof from Lessees, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delays.

         35.2 Compliance With Facility Mortgage. Lessees covenant and agree that they will duly and punctually observe, perform and comply with all of the terms, covenants and conditions (including, without limitation, covenants requiring the keeping of books and records and delivery of financial statements) of all Facility Mortgages and that they will not directly or indirectly, do any act or suffer or permit any condition or thing to occur, which would or might constitute a default under any Facility Mortgage. Anything in this Lease to the contrary notwithstanding, if the time given to Lessor by the terms of any Facility Mortgage to perform any act or do any thing is shorter than the time given to Lessees by this Lease to perform or do the same act or thing, then Lessees shall perform said act or do said thing by the time specified in any such Facility Mortgage, provided however, that Lessees shall not be deemed to be in default under this Lease solely by reason of the shortening of any applicable cure period permitted Lessees under Article XVI of this Lease by reason of the requirements with respect to Facility Mortgages of Sections 16.1.7, 16.1.17, or this Section 35.2.

                                  ARTICLE XXXVI

         36.1. Lessor's Option to Purchase Lessees' Personal Property. Effective on not less than ninety (90) days prior written Notice given at any time within one hundred eighty (180) days prior to the expiration of the Initial Term or any Extended Term of this Lease, but not later than ninety (90) days prior to such expiration, or such shorter Notice as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of Lessees' Personal Property, if any, at the expiration or termination of this Lease, for an amount equal to the then book value thereof (acquisition cost less accumulated depreciation on the books of Lessees pertaining thereto), subject to, and with appropriate price adjustments for, any obligations owing from Lessees to Lessor, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Lessees' Personal Property is subject. Upon Lessee's purchase of a Facility, this option shall terminate with respect to Lessees' Personal Property in or used in connection with the purchased Facility. If Lessor fails to notify Lessees of the exercise of such option to purchase Lessees' Personal Property within the required time, such option shall nevertheless remain full force and effect for a period of thirty (30) days after Notice from Lessees subsequent to the required time advising Lessor that Notice of purchase has not been received.

         36.2 Facility Trade Names. If this Lease is terminated because of an Event of Default, or Lessor exercises its option to purchase Lessees' Personal Property pursuant to Section 36.1, Lessor shall be permitted to use the name under which each Facility has done business during the Term (the "Facility Trade Names"). Lessees shall not after any termination use any Facility Trade Name in the same market in which the Facility is located in connection with any business that competes with such Facility.

         36.3 Transfer of Operational Control of the Facilities. If this Lease expires without extension, or is terminated for any reason other than Lessees' purchase as to any of the Facilities, pending a transfer of the operational control of the Facilities to Lessor or its nominee, Lessees covenant as follows:

              (i) Lessees will not effect any changes in salaries (other than normal merit raises and the pre-announced wage increases of which Lessor has knowledge) or employment agreements, if any, without the advance written consent of Lessor other than customary raises to non-officers at regular review dates; and will not hire any additional employees except in good faith in the ordinary course of business.

              (ii) Lessees will provide all necessary information requested by Lessor or its nominee for the preparation and filing of any and all necessary applications or notifications for any federal or state governmental authority having jurisdiction over a change in the operational control of the Facilities, and Lessees will use their best efforts to cause the operating healthcare licenses to be transferred to Lessor or to nominee.

              (iii) Lessees shall use their best efforts to keep the business and organization of the Facilities intact and to preserve for Lessor or its nominee the good will of the suppliers, distributors, residents and others having business relations with Lessees with respect to the Facilities.

              (iv) Lessees shall engage only in transactions or other activities with respect to the Facilities which are in the ordinary course of its business and shall perform all maintenance and repairs reasonably necessary to keep the Facilities in satisfactory operating condition and repair, and shall maintain the supplies and foodstuffs at levels which are consistent and in compliance with all health care regulations, and shall not sell or remove any personal property except in the ordinary course of business.

              (v) Lessees shall fully cooperate with Lessor or its nominee in supplying any and all information that may be reasonably required to effect an orderly transfer of the Facilities.

              (vi) Lessees shall provide Lessor or its nominee with full and complete information regarding the employees of the Facilities and shall reimburse Lessor or its nominee for all outstanding accrued employee benefits, including accrued vacation, sick and holiday pay calculated on a true accrual basis, including all earned and a prorated portion of all unearned benefits.

              (vii) Lessees shall use their best efforts to obtain the acknowledgment and the consent of any creditor, lessor or sublessor, mortgagee, beneficiary of a deed of trust or security agreement affecting the real and personal properties of Lessees or any other party whose acknowledgment and/or consent would be required because of a change in the operational control of the Facilities and transfer of personal property, such consent to be in form, scope and substance satisfactory to Lessor or its nominee, including, without limitation, an acknowledgment in respect to all such contracts, leases, deeds of trust, mortgages, security agreements, or other agreements that Lessees and all predecessors or successors-in-interest thereto are not in default in respect thereto, that no condition known to the consenting party exists which with the giving of notice or lapse of time would result in such a default, and, if requested, affirmatively consenting to the change in the operational control of Facilities.

              (viii) To more fully preserve and protect the Lessor's rights under this Section 36.3, Lessees do hereby jointly and severally make, constitute and appoint Lessor their true and lawful attorney-in-fact, for them and each of them and in their names, place and stead to execute and deliver all such instruments and documents, and to do all such other acts and things, as Lessor may deem to be necessary or desirable to protect and preserve its rights under this Section 36.3, including, without limitation, the preparation, execution and filing with the Board of Health of the State or other appropriate agency of the State or department any and all required "Letters of Responsibility" or similar documents. Lessees further hereby grant to Lessor the full power and authority to appoint one or more substitutes to perform any of the acts that Lessor is authorized to perform hereunder, with a right to revoke such appointment of substitution at pleasure. The power of attorney granted pursuant to this Section is coupled with an interest and therefore is irrevocable. Any Person dealing with Lessor may rely upon the representation of Lessor relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Lessor that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this executed Agreement may be made and delivered by Lessor, and may be relied upon by any Person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Lessor, or upon a reproduction of this Lease, shall not be liable for permitting Lessor to perform any act pursuant to this power of attorney.


                                 ARTICLE XXXVII

         37. Arbitration. Except with respect to the payment of Rent under this Lease, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance thereof, which the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration. Such arbitration shall be conducted by three arbitrators selected in accordance with the procedures of the American Arbitration Association and in accordance with its rules and procedures. The decision of the arbitrators shall be final and binding, and enforceable in any court of competent jurisdiction. Such decision shall set forth in writing the basis for the decision, and in rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. The expense of the arbitration shall be divided between Lessor and Lessees unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel. Such arbitration shall be conducted in Ann Arbor, Michigan. In any such arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under Federal Rules of Civil Procedure 26 through 37. No provision in this Article shall limit the right of any party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of such a remedy does not waive the right of either party to arbitration.


                                 ARTICLE XXXVIII

         38.1     Miscellaneous.

                  38.1.1 Survival, Choice of Law. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessees or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessees. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the state of Michigan without regard to Michigan's conflict of interest rules as to all matters other than those matters relating to the enforcement or exercise of any remedies of Lessor under this Lease, which shall be governed as to each Facility by the laws of the state in which such Facility is located.

              38.1.2 Limitation on Recovery. Lessees shall look solely to Lessor's interest in the Leased Property for recovery of any judgment from Lessor. No shareholder or officer of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessees. The foregoing provisions are not intended to, and shall not, limit any right that Lessees might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or to bring any action not asserting any personal liability of Lessor (original or successor), its shareholders, officers or directors. In no event shall Lessor (original or successor) ever be liable to Lessees for any indirect or consequential damages suffered by Lessees from whatever cause.

              38.1.3 Waivers. Lessees waive any defense by reason of any disability of any Lessee, and waive any other defense based on the termination of any Lessee's (including any Lessee's successor's) liability from any cause. Lessees waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance, and waive all notices of the existence, creation, or incurring of new or additional obligations.

              38.1.4 Consents. Whenever the consent or approval of Lessor or Lessees is required hereunder, Lessor or Lessees may in their sole discretion and without reason withhold that consent or approval unless otherwise specifically provided.

              38.1.5 Counterparts. This Lease may be executed in separate counterparts, each of which shall be considered as original when each party has executed and delivered to the other one or more copies of this Lease.

              38.1.6 Options Personal. The renewal option granted to Lessees in this Lease is granted solely to Lessees and is not assignable or transferrable except in connection with a transfer or assignment of this Lease as permitted in Article
XXIV. Any attempt to assign or transfer such option shall be void and of no force and effect.

              38.1.7 Rights Cumulative. Except as provided herein to the contrary, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

              38.1.8 Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Lessor and Lessees.

              38.1.9 Amendments in Writing. No provision of this Lease may be amended except by an agreement in writing signed by Lessor and Lessees.

              38.1.10 Severability. If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable.

              38.1.11 Successors. The term "Lessor" shall mean only the owner or owners at the time in question of fee title in the Leased Property. All rights and obligations of Lessor and Lessees under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. Lessees shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

              38.1.12 Time of the Essence. Except for the delivery of possession of the Premises to Lessees, time is of the essence of all provisions of this lease of which time is an element.


                                  ARTICLE XXXIX

         39. Commissions. Lessor and Lessees each represent and warrant to the other that no real estate commission, finder's fee or the like is due and owing to any Person in connection with this lease. Lessor and Lessees each agree to save, indemnify and hold the other harmless from and against any and all claims, liabilities or obligations for brokerage, finder's fees or the like in connection with this Lease or the transactions contemplated hereby, asserted by any Person on the basis of any statement or act alleged to have been made or taken by that party.

                                   ARTICLE XL

         40. Memorandum of Lease. Lessor and Lessees shall, promptly upon the request of either, enter into a short form or memorandum of this Lease, in form suitable for recording under the laws of the state in which the Facilities are located, in which reference to this lease, and all options contained herein, shall be made. Lessees shall pay all costs and expenses of recording such short form or memorandum. The form of the memorandum shall be as set forth in EXHIBIT J.


                                   ARTICLE XLI

         41.1 Security Deposit. Concurrently with Lessees' execution of this Lease, Lessor shall withhold a sum equal to the Security Deposit from Omega's Signature Facilities Investment, which Lessor shall hold as security for the full and faithful performance by Lessees of each and every term, provision, covenant and condition of this Lease. The Security Deposit (if not a letter of credit) shall be deposited by Lessor into an account which shall earn interest, which interest shall remain on deposit as security hereunder and be available to Lessor as provided in this Article. At least quarterly during each Lease Year after the first Lease Year, provided Lessees have not caused an Event of Default, unless otherwise agreed by Lessor and Lessees Lessor shall pay to Lessees an amount equal to the interest earned on the Security Deposit. The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable to Lessor under this Lease) or a measure of Lessor's damages in case of a default by Lessees. The Security Deposit shall not be considered as a trust fund, and Lessees expressly acknowledge and agree that Lessor is not acting as a trustee or in any fiduciary capacity in controlling or using the Security Deposit. Lessor shall have no obligation to maintain the Security Deposit separate and apart from Lessor's general and/or other funds.

         41.2 Application of Security Deposit. If Lessees have caused an Event of Default in respect of any of the terms, provisions, covenants and conditions of the Lease, including, but not limited to, payment of any Rent and other sums of money payable by Lessees, Lessor may, but shall not be required to, in addition to and not in lieu of any other rights and remedies available to Lessor use, apply or retain the whole or any part of the Security Deposit to the payment of any sum in the Event of Default, or any other sum, including but not limited to, any damages or deficiency in reletting the Leased Property, which Lessor may expend or be required to expend by reason of an Event of Default. Whenever, and as often as, Lessor has used the Security Deposit to cure an Event of Default hereunder, Lessees shall, within ten (10) days after Notice from Lessor, deposit additional money with Lessor sufficient to restore the Security Deposit to the full amount originally paid. The failure of Lessees to restore any such deficiency shall constitute a default hereunder.

         41.3 Transfer of Security Deposit. If Lessor transfers its interest under this Lease, Lessor shall assign the Security Deposit to the new Lessor and thereafter the transferor shall have no further liability for the return of the Security Deposit, and Lessees agree to look solely to the new lessor for the return of the Security Deposit. The provisions of the preceding sentence shall apply to every transfer or assignment of Lessor's interest under this Lease. Lessees agree that they will not assign or encumber or attempt to assign or encumber the monies deposited as security and that Lessor, its successors and assigns, may return the Security Deposit to the last Lessees in possession at the last address for notice given by such Lessees and that Lessor shall thereafter be relieved of any liability therefor, regardless of one or more assignments of the Lease or any such actual or attempted assignment or encumbrances of the monies held as the security deposit.


                                  ARTICLE XLII

         42.1 Continuing Liability of BritWill Indiana and Brit Will-II. Notwithstanding the execution of this Lease, BritWill Indiana and BritWill-II shall remain liable for the payment of any and all outstanding and unpaid amounts payable by them, and for the performance of any and all outstanding and unperformed obligations required of them under the Existing Leases prior to the Effective Date, except for their obligations thereunder for the payment of Minimum Rent prior to the Effective Date hereof, which obligations shall be deemed satisfied as of the Effective Date.

         42.2 Events of Default Under Existing Leases. Lessees warrant and represent that except for Events of Default under the Existing Leases with respect to the nonpayment of Minimum Rent and violations of financial covenants, which Lessor shall not assert are Events of Default hereunder, Lessees know of no Events of Default under the Existing Leases or of any facts existing on the Effective Date hereof which, upon the expiration of the cure or grace period provided under an Existing Lease, would, if continuing, have constituted an Event of Default under an Existing Lease.

         42.3 Conflict Between Existing Lease and Omega New Master Lease. In the event of any conflict between an Existing Lease and this Lease, this Lease shall prevail. The omission in this Lease of provisions contained in one or more of the Existing Leases, and the addition in this Lease of provisions not contained in the Existing Leases, is intentional.

                                  ARTICLE XLIII

         43. Additional Texas Facilities. If Lessor obtains, through foreclosure or otherwise, fee title to the Additional Texas Facilities which are commonly known as Colonial Pines Healthcare and West Place Nursing Center, and the leasehold interest of UNHC in, or fee title to, the Additional Texas Facility that is commonly known as the South

Place Nursing Center, Lessor and Lessees agree that this Lease shall be amended to add the Additional Texas Facilities on the terms and conditions set forth in this Lease except for the following terms and conditions:

                  i. The Minimum Rent shall be increased as of the Additional Texas Facilities Effective Date by the addition thereto of the Additional Texas Facilities Minimum Rent, and thereafter the Minimum Rent shall increase effective each Adjustment Date as the Additional Texas Facilities Minimum Rent increases as provided in Exhibit H.

                  ii. Upon the Additional Texas Facilities Effective Date, Lessees jointly and severally shall be deemed to have assumed and agreed to pay and perform, as the case may be, any payment or other obligations of BritWill-II as Lessee of Colonial Pines Healthcare and West Place Nursing Center and as sublessee of South Place Nursing Center under the Prior Leases which obligations were unpaid or unperformed as of the Additional Texas Facilities Effective Date, provided, however, that the period which Lessees shall have hereunder to cure any failure to pay or perform any such obligation which was unpaid or unperformed on the Additional Texas Facilities Effective Date before such failure becomes an Event of Default hereunder shall begin on the date of a Notice from Lessor specifying the nature of such failure and such period shall be of the same duration as the cure period which would have been granted to Lessees by Section 16 hereof if the same failure were to have occurred after the Additional Texas Facilities Effective Date; and

                  iii. From and after the Additional Texas Facilities Effective Date, if at any time Lessor has a leasehold interest in, and not fee title to, South Place Nursing Center, with respect to such Facility this Omega New Master Lease shall constitute a sublease of such Facility subject to the terms and conditions of the Prime Lease, and Lessees jointly and severally shall be deemed to have assumed and agreed to pay and perform as and when required under the Prime Lease all of the liabilities and obligations of Lessor as lessee under the Prime Lease, whether or not any such liabilities or obligations accrued prior to the Additional Texas Facilities Date.

                             SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                              LESSOR:

                                       Omega Healthcare Investors, Inc.,
                                       a Maryland corporation



                                       By: ______________________________

                                           Name:     ____________________

                                           Title:    ____________________

                              LESSEES:
                              Amberwood Court, Inc., a Colorado corporation


                              By: _________________________________

                                  Name:  __________________________

                                  Title: __________________________

                             The Arbors Health Care Center, Inc.,
                             an Arizona corporation


                             By: __________________________________

                                  Name:  __________________________

                                  Title: __________________________



                             Brookshire House, Inc., a Colorado
                             Corporation

                             By: __________________________________

                                  Name:  __________________________

                                  Title: __________________________



                             Christopher Nursing Center, Inc.,
                             a Colorado corporation


                             By: __________________________________

                                  Name:  __________________________

                                  Title: __________________________




                             Los Arcos, Inc., a Colorado corporation


                             By:___________________________________

                                  Name:  __________________________

                                  Title: __________________________

                     Pueblo Norte, Inc., a Colorado corporation


                     By: __________________________________________________

                          Name:  __________________________________________

                          Title: __________________________________________


                     Rio Verde Nursing Center, Inc., a Colorado corporation

                     By: __________________________________________________

                          Name:  __________________________________________

                          Title: __________________________________________

                                List of Exhibits


Exhibit A - Existing Leases

Exhibits B-1 through B-15 - Leased Property

Exhibit C - List of Excluded Facilities

Exhibit D-1 through D-6 - Indiana Returned Facilities

Exhibit E - Management Agreement

Exhibit F - Permitted Encumbrances

Exhibit G - Purchase Price

Exhibit H - Minimum Rent

Exhibit I - Lessee's Certificate

Exhibit J - Form of Memorandum of Lease

Exhibit K - Additional Texas Facilities

                                    EXHIBIT A

                                 EXISTING LEASES


1. Lease between BritWill Investments - I, Inc., Lessee, and Omega Healthcare Investors, Inc., Lessor, dated November 1, 1992, as amended by Agreement regarding Financial Covenants Compliance and Amendment Agreement (signatures dated December 12, 1994) and by Amendment Agreement-Sunquest (signatures dated August 10, 1995).

2. BritWill Investments - II, Inc., Lessee and Omega Healthcare Investors, Inc., Lessor, dated November 30, 1993 as amended by Amendment Agreement-Sunquest (signatures dated August 10, 1995).

3. BritWill Investments - II, Inc., Lessee and Omega Healthcare Investors, Inc., Lessor, dated December 31, 1994 as amended by Amendment Agreement-Sunquest (signatures dated August 10, 1995).

                                   EXHIBIT B-1

                                WELLINGTON MANOR

                                   EXHIBIT B-2

                           CLOVERLEAF OF KNIGHTSVILLE

                                   EXHIBIT B-3

                                KENDALVILLE MANOR

                                   EXHIBIT B-4

                                  REUNION PLAZA


Name of Facility:                     Reunion Plaza

Facility Address:                     1401 Hampton Drive
                                      Texarkana, Texas  75503

Purchase Price:

Legal Description:

                                   EXHIBIT B-5

                                 HERITAGE PLAZA

Name of Facility:                     Heritage Plaza

Facility Address:                     600 West 52nd
                                      Texarkana, Texas  75501

Purchase Price:                       $3,850,000

Legal Description:

                                   EXHIBIT B-6

                                   PINE HAVEN

Name of Facility:                     Pine Haven

Facility Address:                     4808 Elizabeth
                                      Texarkana, Texas  75501

Purchase Price:                       $2,500,000

Legal Description:

                                   EXHIBIT B-7

                                   PINE GROVE

                                   EXHIBIT B-8

                                 PLEASANT MANOR

                                   EXHIBIT B-9

                                    LOS ARCOS

A portion of the East half of Section 20, and a portion of the West half of
Section 21, both Sections being in Township 21 North, Range 7 East of the Gila and Salt River Base and Meridian, Coconino County, Arizona, described as follows:

COMMENCING at the Southwest comer of the Abandonment Plat for Frisco Hills Subdivision as recorded in Case 1, Map 181, records of Coconino County, Arizona; THENCE North 01(Degree)32'17" East along the West line of the said Abandonment Plat, a distance of 60.00 feet to the POINT OF BEGINNING, being a found 1/2 inch rebar with plastic cap marked "LS 11369"; THENCE South 87(Degree)37'05" West (measured (M) and record (R1) per Warranty Deed Docket 904, page 470, records of Coconino County, Arizona (Basis of Bearings) along the Westerly extension of the Northerly right of way of University Avenue as shown on the said Abandonment Plat and as described in that document recorded in Docket 984, page 939, records of Coconino County, Arizona, (R3),416. 10 feet (M), 416.05 feet (R1 and R.3), to a 1/2 inch rebar with plastic cap marked "LS 11369", being a point on the boundary of Woodlands Village Unit One as shown on the plat thereof recorded in Case 4, Map 62, records of Coconino County, Arizona (R2); THENCE North 01(Degree)31'16" West (M), North 01(Degree)3 2'17" West (R1), North 01(Degree)39'32" West (R2), along said boundary 416.11 feet (M), 416.05 feet
(R1), 416.01 feet (R.2), to a 1/2 inch rebar with plastic cap marked "LS 11369", being the Southwest comer of Lot 10 of said Woodlands Village Unit One; THENCE North 87(Degree)39'24" East (M), North 87(Degree)37'05" East (R1), North 87(Degree)29'22" East (R2), along the South boundary of said Lot 10, 416.00 feet
(M), 416.05 feet (R1), 416.10 feet (R2), to an aluminum cap marked "ARENCO 13010", being the Southeast comer of said Lot 10, being a point on the West line of the said Abandonment Plat; THENCE South 01(Degree)32'03" East (M), South 01(Degree)32'17" East (R1), along the said West line of the Abandonment Plat
415.82 feet (M), 416.05 feet (R1), to the POINT OF BEGINNING; EXCEPT that portion of the above described parcel described as follows:

A portion of the East half of Section 20, and a portion of the West half of
Section 21, both Sections being in Township 21 North, Range 7 East of the Gila and Salt River Base and Meridian, Coconino County, Arizona, described as follows:

COMMENCING at the Southwest comer of the Abandonment Plat for Frisco Hills Subdivision as recorded in Case 1, Map 181, records of Coconino County,

Arizona; THENCE North 01(Degree)32'17" East along the West line of the said Abandonment Plat 60.00 feet to a found 1/2 inch rebar with plastic cap marked "LS 11369"; THENCE South 87(Degree)37'05" West (Measured (M) and Record (R1) per Warranty Deed Docket 904, page 870, records of Coconino County, Arizona) [Basis of Bearings] along the Westerly extension of the Northerly right of way of University Avenue as shown on the said Abandonment Plant and as described in that document recorded in Docket 984, page 939, records of Coconino County, Arizona (R3), 416.10 feet (M), 416.05 feet (R1 and R3), to a 1/2 inch rebar with plastic cap marked "LS 11369", being a point on the boundary of Woodlands Village Unit One as shown on the plat thereof recorded in Case 4, Map 62, records of Coconino County, Arizona (R2), being the TRUE POINT OF BEGINNING; THENCE North 01(Degree)31'16" West (M), North 01(Degree)32'17" West (R1), North 01(Degree)39'32" West (R2), along said boundary 416.11 feet (M), 416.05 feet
(R1), 416.01 feet (R2), to a 1/2 inch rebar with plastic cap marked "LS 11369", being the Southwest corner of Lot 10 of said Woodlands Village One; THENCE North 87(Degree)39'24" East (M), North 87(Degree)37'05" East (R1), North 87(Degree)29'22" East (R2), along the South boundary of said Lot 10, a distance of 111.90 feet; THENCE South 01(Degree)31'16" East, a distance of 416.03 feet to the said Westerly extension of the Northerly right of way of University Avenue; THENCE South 87(Degree)37'05" West (M and R1), a distance of 111.90 feet along said Westerly extension of the Northerly right of way to the POINT OF BEGINNING.

                                  EXHIBIT B-10

                                    RIO VERDE

PARCEL 1

All that portion of the Northwest Quarter of the Southwest Quarter of Section 34, Township 16 North, Range 3 East of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, described as follows:

COMMENCING for reference at the West Quarter corner of said Section 34 from which the center Quarter corner of said Section bears North 89(Degree)13'11" East; THENCE North 89(Degree)13'11" East along the East-West midsection line of said Section 34, a distance of 87.60 feet (record) 87.85 feet (calculated) to a point; THENCE South 00(Degree)15'00" East (record) South 00(Degree)13'41" East (calculated), a distance of 48.00 feet to a point on the Southerly right of way line of East Mingus Avenue, said point also being on the Easterly right of, way line of South Willard Street; THENCE continuing South 00(Degree)15'00" East along said Easterly right of way line, a distance of 354.64 feet (record) 354.61 feet (calculated) to the, TRUE POINT OF BEGINNING; THENCE continuing South 00(Degree)15'00" East along said Easterly right of way line, a distance of
340.00 feet (record) South 00(Degree)13'41" East 340.02 feet (measured) and
340.05 feet (measured) to a point from which the Northwest corner of Palatka Acres, a subdivision as recorded in Book 10 of Maps and Plats, Page 40, records of Yavapai County, Arizona bears South 00(Degree)15'00" East, a distance of
259.15 feet therefrom; THENCE North 89(Degree)42'40" East parallel to and 259.15 feet Northerly of the Northerly line of the said Palatka Acres, a distance of
344.04 feet (record) North 89(Degree)42'30" East 344.14 feet (measured) and North 89(Degree)42'00" East, 344.16 feet (measured) to a point; THENCE North 00(Degree)15'00" West, a distance of 340.00 feet (record) North 00(Degree)14'28" West, 340.06 feet (measured) and North 00(Degree)15'31" West, 340.05 feet (measured) to a point; THENCE South 89(Degree)42'40" West parallel to and 599.15 feet Northerly of the said Northerly line of Palatka Acres, a distance of 344.04 feet (record) South 89(Degree)42'05" West, 344.06 feet (measured) and South 89(Degree)42'01"West, 344.11 feet (measured) to the TRUE POINT OF BEGINNING.

EXCEPT all oil, minerals, ores and metals of every kind, as reserved in Deed recorded in Book 187 of Deeds, page 331, records of Yavapai County, Arizona.

PARCEL 2

An easement for ingress, egress and public utilities as created in Book 1536 of Official Records, Page 685, records of Yavapai County, Arizona, lying 25 feet North of, adjacent to and parallel with the following described centerline;

COMMENCING for reference at the West Quarter corner of Said Section 34; THENCE 89(Degree)13'11" East, along the East-West midsection line of said Section 34, a distance of 87.60 feet to a point, said point being on the centerline of East Mingus Avenue; THENCE South 00(Degree)15'00" East, a distance of 48.00 feet to the Southerly right of way line of said East Mingus Avenue, said point also being on the Easterly right of way line of South Willard Street; THENCE continuing South 00(Degree)15'00" East, along said Easterly right of way line a distance of 354.64 feet to the TRUE POINT OF BEGINNING; THENCE North 89(Degree)42'40" East, along the North line of the afore described parcel, a distance of 690.14 feet to the POINT OF TERMINATION of this easement.

                                  EXHIBIT B-11

                                   THE ARBORS

Following is a description of a parcel of land in Section 31, Township 14 North, Range 5 East of the Gila and Salt River Base and Meridian, Yavapai County, Arizona. The parcel described is the same parcel as the parcel described in Book 2310 of Official Records, Page 990 (all Book and Page references refer to the official records of the Yavapai County Recorder). The parcel is more particularly described as follows:

FROM the Southeast corner of Section 31; thence North 90(Degree)00'00" West, along the South line of the Southeast Quarter of Section 31, and along the South line of the parcel of land described in Book 150, Page 67, 219.00 feet to the TRUE POINT OF BEGINNING of this description; thence North 90(Degree)00'00" West, along the South line of the Southeast Quarter of Section 31, and along the South line of the parcel of land described in Book 150, Page 67, 329.00 feet to the Southwest corner thereof, and to the Southeast corner of the parcel of land described in Book 2871, Page 566; thence North 01(Degree)03'06" West, along the West line of the parcel of land described in Book 150, Page 67, and along the East line of the parcel of land described in Book 2871, Page 566, 275.76 feet to the Northeast corner thereof; thence continuing North 01(Degree)03'06" West, along the West line of the parcel of land described in Book 150, Page 67, 20.24 feet to the Northwest corner thereof; thence North 01(Degree)03'21" East, along the West line of the parcel of land described in Book 2046, Page 746, 163.14 feet to the Northeast corner thereof, monumented with a 1/2 inch rebar; thence South 86(Degree)30'46" East, along the Southerly line of Wood Ditch which is described in Book 56, Page 320, 23.92 feet; thence North 69(Degree)11'00" East, along the Southerly line of Woods Ditch which is described in Book 56, Page 320,
266.58 feet to the Northwest corner of parcel of land described in Book 3026, Page 499; thence South 00(Degree)03'00" East, along the West line of the parcel of land described in Book 3026, Page 499, 106.85 feet to the Southwest corner thereof; thence North 75(Degree)10'35" East, along the Southerly line of the parcel of land described in Book 3026, Page 499, 260.73 feet, to the Westerly right of way line of State Route 260; thence Southerly, along the Westerly right of way line of State Route 260, along a curve to the left, having a radius of
987.93 feet and a central angle of 08(Degree)52'20", an arc distance of 152.98 feet (chord bearing South 09(Degree)21'19" East, chord length 152.83 feet) to the East line of the Southeast Quarter of Section 31; thence South 00(Degree)03'40" East, along the east line of the Southeast Quarter of Section 31, and along the East line of the parcel of land described in Book 150, Page 67, 148.42 feet to a point which lies 213.00 feet from the Southeast corner of
Section 31; thence North 90(Degree)00'00" West, parallel with the South line of the Southeast Quarter of Section 31, 219.00 feet; thence South 00(Degree)03'40" East, parallel with the East line of the Southeast of Section 31, 213.00 feet, to the South line of the Southeast Quarter of Section 31, the TRUE POINT OF BEGINNING of this description.

                                  EXHIBIT B-12

                                  PUEBLO NORTE

That part of the Southeast quarter of Section 4, Township 9 North, Range 22 East, Gila and Salt River Meridian, Show Low, Navajo County, Arizona, described as follows:

COMMENCING at the South quarter corner (a found 1" O.I.P.) of said Section 4; THENCE North 00(Degree)25'02" North along the mid-section line, a distance of 1690.42 feet; THENCE East, a distance of 198.28 feet; THENCE South 88(Degree)05'15" East (record South 88(Degree)03'06" East, 400.00 feet), a distance of 400.09 feet to the Southeast corner of the parcel of land described in Docket 843, page 637 being a found 1/2" I.R. w/cap - L.S. #15402 and being the TRUE POINT OF BEGINNING; THENCE North 00(Degree)27'22" West (record North 00(Degree)24'39" West, 300.91 feet), a distance of 300.87 feet; THENCE North 87(Degree)58'08" West (record North 87(Degree)54'26" West, 373.92 feet), a distance of 373.91 feet; THENCE along a curve to the left, concave to the Southeast having a central angle of 92(Degree)28'06" (record central angle 92(Degree)30'13", length 40.36 feet) and a radius of 25.00 feet, a distance of
40.36 feet; THENCE South 00(Degree)26'14" East (record South 00(Degree)24'39" East, 275.73 feet), a distance of 275.59 feet; THENCE South 88(Degree)05'15" East (record South 88(Degree)03'06" East, 400.00 feet), a distance of 400.09 feet to the TRUE POINT OF BEGINNING.

                                  EXHIBIT B-13

                                    AMBERWOOD

Lots 13 through 16 inclusive, Douthit-Ordelheide Subdivision,

City and County of Denver,
State of Colorado

                                  EXHIBIT B-14

                                   BROOKSHIRE

Lots 9, 10, 11 and 12, Douthit-Ordelheide Subdivision, City and County of Denver, State of Colorado

                                  EXHIBIT B-15

                                CHRISTOPHER HOUSE

The West one-half of the East one-half of the West one-half of the Northeast one-quarter of the Northwest one-quarter of Section 25, Township 3 South, Range 69 West of the 6th Principal meridian, excepting therefrom the South 792 feet thereof and the West 100.65 feet of the North 190 feet thereof, and the North 30 feet of the East 65 feet thereof.

County of Jefferson
State of Colorado

                                    EXHIBIT C

                           LIST OF EXCLUDED FACILITIES


                                                                      NUMBER
  NAME OF FACILITY                FACILITY ADDRESS                    OF BEDS
  ----------------                ----------------                    -------
South Place Nursing Center        150 Gibson Road                     150
                                  Athens, Texas

West Place Nursing Center         Highway 31 West                     120
                                  Athens, Texas

Colonial Pines Healthcare
(f/k/a Hines
Health Care Center                1203 FM 1277                        107
                                  San Augustine, Texas

Four States Care Center           #8 E. Midway                        180
                                  Texarkana, Texas  75501

Heritage Oaks Nursing Center      210 N. Kenwood                      120
                                  Texarkana, Texas  75501

Texarkana Nursing Center          4920 N. Elizabeth Street            120
                                  Texarkana, Texas  75501

Arkansas Manor Nursing Home       3185 W. Arkansas Avenue
                                  Denver, Colorado  80129

Cornerstone Care Nursing Center   1432 Depew Street
                                  Lakewood, Colorado  80214

                                   EXHIBIT D-1

                           "INDIANA RETURNED FACILITY"

                                 ENGLISH ESTATES

                                   EXHIBIT D-2

                           "INDIANA RETURNED FACILITY"

                  ENGLISH SENIOR LIVING/ENGLISH ASSISTED LIVING

                                   EXHIBIT D-3

                           "INDIANA RETURNED FACILITY"

                         CAPITAL CARE HEALTHCARE CENTER

                                   EXHIBIT D-4

                           "INDIANA RETURNED FACILITY"

                                  SUNSET MANOR

                                   EXHIBIT D-5

                           "INDIANA RETURNED FACILITY"

                           LOCKERBIE HEALTHCARE CENTER

                                   EXHIBIT D-6

                           "INDIANA RETURNED FACILITY"

                                 PARKVIEW MANOR

                                    EXHIBIT E

                              MANAGEMENT AGREEMENT

                                    EXHIBIT F

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT G

                                 PURCHASE PRICE


                                                              DATE OF COMMENCEMENT
FACILITY                                                            OF LEASE
--------                                                      --------------------
Los Arcos Health Care Center ($5,134,409.00)                   December 31, 1998

Rio Verde Nursing Center ($5,031,720.00)                       December 31, 1998

Pueblo Norte Nursing Center ($5,647,849.00)                    December 31, 1998

Amberwood Court Care Center ($2,977,957.00)                    December 31, 1998

Brookshire House ($5,237,097.00)                               December 31, 1998

Christopher House ($5,955,914.00)                              December 31, 1998

Arbors Health Care Center ($8,215,054.00)                      December 31, 1998

                                    EXHIBIT H

                                  MINIMUM RENT


         1.       Exhibit H Definitions.  For purposes of this Exhibit H:

                           a. "Group of Facilities" shall mean each of the Additional Texas Facilities, BritWill Indiana Facilities, BritWill-II November 1993 Facilities, BritWill-II December 1994 Facilities and the Signature Facilities.

                           b. "Market Rate Adjustment Year" shall mean each of 2006, 2011, 2016, 2021 and 2026.

                           c. "Annualized Stub Period Minimum Rent" shall mean, with respect to each Group of Facilities, the product of the Minimum Rent for the Stub Period allocated to such Group of Facilities as set forth below divided by the number of days in the Stub Period multiplied by 365.

                           d. "Revenue Adjustment" shall mean for any Group of Facilities an amount equal to five percent (5%) of the Incremental Revenues for that Group of Facilities; provided, however, that after the Minimum Rent for the BritWill Indiana Group of Facilities has increased to $_________, until the calendar year 2006, the Incremental Revenues for the BritWill Indiana Group of Facilities shall be an amount equal to three percent (3%) of the Incremental Revenues for that Group of Facilities.

                           e. "CPI Adjustment" shall mean for any Group of Facilities the Minimum Rent for such Group of Facilities for the year then ended multiplied by a fraction, the numerator of which is the CPI in effect for December of that year and the denominator of which is the CPI in effect for December of the immediately preceding year.

         2. Minimum Rent. The Minimum Rent for the BritWill Indiana Group of Facilities, the BritWill-II November 1993 Group of Facilities and the BritWill-II December 1994 Group of Facilities for the Stub Period shall be set forth in the amendment or amendments pursuant to which such Groups of Facilities are added to this Lease. Beginning January 1, 2000, the Minimum Rent for the Facilities for each calendar year shall be the sum of (a) the Minimum Rent for each such Group of Facilities for such year, determined as set forth below, plus
(b) the Minimum Rent for the Signature Group of Facilities for such year plus
(c) the Minimum Rent for the Additional Texas Facilities, if any.

Monthly installments of Minimum Rent shall increase in proportion to increases in Minimum Rent.

         3. Allocation of Minimum Rent for Computational Purposes Only. The Minimum Rent is being allocated among the Groups of Facilities solely for the purpose of calculating the Minimum Rent from time to time. The allocation of the Minimum Rent does not affect the intent of the parties that this Lease constitutes one indivisible lease of all of the Facilities, and not separate leases. For computational purposes only, the Minimum Rent for the Stub Period and the Annualized Stub Period Minimum Rent shall be set forth in the amendment or amendments pursuant to which the applicable Groups of Facilities are added to this Lease.

         4. Increases in Minimum Rent for the BritWill Indiana Group of Facilities.

            (a) For the calendar year 2000, and for each calendar year thereafter during the Term, including the Extended Term, but excluding each Market Rate Adjustment Year, the Minimum Rent for the BritWill-Indiana Group of Facilities shall be the sum of (i) (y) for 2000, the Annualized Stub Period Minimum Rent for the BritWill Indiana Group of Facilities, and (z) after 2000, the Minimum Rent for the BritWill Indiana Group of Facilities for the prior calendar year, and (ii) the BritWill Indiana Rent Increase. The BritWill Indiana Rent Increase for each such calendar year shall be the greater of:

                (i) for 2000, three percent (3%) of the Annualized Stub Period Minimum Rent and, in the case of all such years thereafter, three percent (3%) of the Minimum Rent for the prior calendar year; and

                (ii) the lesser of the CPI Adjustment and the Revenue Adjustment for the BritWill Indiana Group of Facilities.

            (b) Section 3.1.2.6 of the Existing Lease with respect to the BritWill Indiana Facilities sets forth examples which illustrate the operation of the procedures for increases in the Minimum Rent for the BritWill Indiana Group of Facilities pursuant to subsection (a) as of January 1 of each year other than January 1 of a Market Rate Adjustment Year .

            (c) Notwithstanding the foregoing, no adjustment pursuant to this Paragraph 4 shall reduce the Minimum Rent for the BritWill Indiana Group of Facilities below the Minimum Rent for the BritWill Indiana Group of Facilities for the prior calendar year.

            (d) The Minimum Rent for the BritWill Indiana Group of Facilities for each Market Rate Adjustment Year shall be the greater of:

                  (i) the Fair Market Rent for the BritWill Indiana Group of
            Facilities in such calendar year, determined by an appraisal pursuant to Article XXXIV of this Lease, and

                  (ii) one hundred three percent (103%) of the Minimum Rent for the BritWill Indiana Group of Facilities for the prior calendar year,

provided, however, that in no event shall the Minimum Rent for the BritWill Indiana Group of Facilities in any Market Rate Adjustment Year be more than one hundred and ten percent (110%) of the Minimum Rent for the BritWill Indiana Group of Facilities for the prior calendar year.

         5. Increases in Minimum Rent for the BritWill-II November 1993 Group of Facilities.

            (a) For the calendar year 2000, and for each calendar year thereafter during the Term, including the Extended Term, but excluding each Market Rate Adjustment Year, and subject to the limitations set forth in subsections (b) and (d) below, the Minimum Rent for the BritWill-II November 1993 Group of Facilities shall be the sum of (i) (y) for 2000, the Annualized Stub Period Minimum Rent for the BritWill-II November 1993 Group of Facilities and (z) after 2000, the Minimum Rent for the BritWill-II November 1993 Group of Facilities for the prior calendar year, and (ii) the BritWill-II November 1993 Rent Increase. The BritWill-II November 1993 Rent Increase for each such calendar year shall be the greater of (i) the CPI Adjustment and (ii) the Revenue Adjustment for the BritWill-II November 1993 Group of Facilities.

            (b) Notwithstanding subsection 5(a), the Minimum Rent for the BritWill-II November 1993 Group of Facilities for any calendar year between 2000 and 2006 shall not exceed ____________ Dollars ($______), increased by three and one-half percent (3-1/2%) on a cumulative, compounded basis on January 1 of each year commencing January 1, 2001. The Minimum Rent for the BritWill-II November 1993 Group of Facilities for any calendar year following any Market Rate Adjustment Year shall not exceed the Minimum Rent for the Market Rate Adjustment Year increased by three and one-half percent (3-1/2%) on a cumulative, compounded basis on January 1 of each calendar year thereafter until the next Market Rate Adjustment Year.

            (c) Section 3.1.2.5 of the Existing Lease with respect to the BritWill-II November 1993 Facilities sets forth examples which illustrate the operation of the procedures for increases to the Minimum Rent allocable to the BritWill-II November 1993 Facilities, but the second example erroneously states that on the basis of the facts therein stated, the increase in monthly installments of Minimum Rent would be equal to the CPI Adjustment whereas such example should state that on the basis of such facts the increase in monthly installments of Minimum Rent would be equal to the Revenue Adjustment.

            (d) Notwithstanding the foregoing, no adjustment pursuant to this Paragraph 5 shall reduce the Minimum Rent for the BritWill-II November 1993 Group of Facilities below the Minimum Rent for the BritWill-II November 1993 Group of Facilities for the prior calendar year.

            (e) The Minimum Rent allocable to the BritWill-II November 1993 Group of Facilities for each Market Rate Adjustment Year shall be the greater of:

                (i) the Fair Market Rent allocated to the BritWill-II November
            1993 Group of Facilities in such calendar year, determined by an appraisal pursuant to Article XXXIV of this Lease, and

                (ii) one hundred three percent (103%) of the Minimum Rent
            allocated to the BritWill-II November 1993 Group of Facilities for the prior calendar year,

provided, however, that in no event shall the Minimum Rent allocated to the BritWill-II November 1993 Group of Facilities in any Market Rate Adjustment Year be more than one hundred and ten percent (110%) of the Minimum Rent allocated to the BritWill-II November 1993 Group of Facilities for the prior calendar year.

         6. Increases in Minimum Rent for the BritWill-II December 1994 Group of Facilities.

            (a) For the calendar year 2000, and for each calendar year thereafter during the Term, including the Extended Term, but excluding each Market Rate Adjustment Year, and subject to the limitations set forth in subsections (b) and (d) below, the Minimum Rent for the BritWill-II December 1994 Group of Facilities shall be the sum of (i) (y) for 2000, the Annualized Stub Period Minimum Rent for the BritWill-II December 1994 Group of Facilities and (z) after 1999, the Minimum Rent for the BritWill-II December 1994 Group of Facilities for the prior calendar year, and (ii) the BritWill-II December 1994 Rent Increase. The BritWill-II December 1994 Rent Increase for each such calendar year shall be the greater of (i) the CPI Adjustment and (ii) the Revenue Adjustment for the BritWill-II December 1994 Group of Facilities.

            (b) Notwithstanding subsection 5(a), the Minimum Rent for the BritWill-II December 1994 Group of Facilities for any calendar year between 2000 and 2006 shall not exceed ____________ Dollars ($______), increased by three and one-half percent (3-1/2%) on a cumulative, compounded basis on January 1 of each year commencing January 1, 2001. The Minimum Rent for the BritWill-II December 1994 Group of Facilities for any calendar year following any Market Rate Adjustment Year shall not exceed the Minimum Rent for the Market Rate Adjustment Year increased by three and one-half percent (3-1/2%) on a cumulative, compounded basis on January 1 of each calendar year thereafter until the next Market Rate Adjustment Year.

            (c) Section 3.1.2.5 of the Existing Lease with respect to the BritWill-II December 1994 Facilities sets forth examples which illustrate the operation of the procedures for increases to the Minimum Rent allocable to the BritWill-II December 1994 Facilities, but the second example erroneously states that on the basis of the facts therein stated, the increase in monthly installments of Minimum Rent would be equal to the CPI Adjustment whereas such example should state that on the basis of such facts the increase in monthly installments of Minimum Rent would be equal to the Revenue Adjustment.

            (d) Notwithstanding the foregoing, no adjustment pursuant to this Paragraph 5 shall reduce the Minimum Rent for the BritWill-II December 1994 Group of Facilities below the Minimum Rent for the BritWill-II December 1994 Group of Facilities for the prior calendar year.

            (e) The Minimum Rent allocable to the BritWill-II December 1994 Group of Facilities for each Market Rate Adjustment Year shall be the greater of:

                (i) the Fair Market Rent allocated to the BritWill-II December
            1994 Group of Facilities in such calendar year, determined by an appraisal pursuant to Article XXXIV of this Lease, and

                (ii) one hundred three percent (103%) of the Minimum Rent
            allocated to the BritWill-II December 1994 Group of Facilities for the prior calendar year,

provided, however, that in no event shall the Minimum Rent allocated to the BritWill-II December 1994 Group of Facilities in any Market Rate Adjustment Year be more than one hundred and ten percent (110%) of the Minimum Rent allocated to the BritWill-II December 1994 Group of Facilities for the prior calendar year.

         7. Minimum Rent For the Signature Facilities; Increases. The Minimum Rent for the Signature Facilities for the Stub Period with respect to such Facilities shall be Nine Thousand Nine Hundred Forty-Two Dollars Forty-Seven Cents ($9,942.47). Beginning January 1, 1999, the Minimum Rent for the Signature Facilities shall be Three Million Six Hundred Twenty-Nine Thousand Dollars ($3,629,000.00) per year. Thereafter, on each succeeding Adjustment Date, the Minimum Rent for the Signature Facilities shall be increased by Ninety Thousand Seven Hundred Dollars ($90,700.00) and the monthly installments shall be increased accordingly, provided, however, that if any Signature Facilities are purchased or sold pursuant to Article XVIII of this Lease, such increase in the Minimum Rent shall be reduced in proportion to the reduction in Minimum Rent attributable to such purchase or sale.

         8. Minimum Rent for the Additional Texas Facilities; Increases. The Minimum Rent for the Additional Texas Facilities for the period beginning on the Additional Texas Facilities Effective Date and ending December 31 in the year in which the Additional Texas Facilities Effective Date falls shall be set forth in an amendment hereto at the time such Facilities are added to this Lease. For each calendar year after the year in which the Additional Texas Facilities Effective Date falls, the Minimum Rent for the Additional Texas Facilities shall be the sum of (i) the Minimum Rent for the Additional Texas Facilities for the prior calendar year (annualized if such year has fewer than 365 days), and (ii) the Additional Texas Facilities Rent Increase. The Additional Texas Facilities Rent Increase for each such calendar year shall be the greater of (i) the CPI Adjustment and (ii) the Revenue Adjustment for the Additional Texas Facilities, provided, however, that the Minimum Rent for the Additional Texas Facilities for any calendar year after the year in which the Additional Texas Facilities Effective Date falls shall not exceed the Minimum Rent for the Additional Texas Facilities for the prior calendar year (annualized if such year has fewer than 365 days), increased by three and one-half percent (3-1/2%) on a cumulative, compounded basis on each Adjustment Date.

                                   EXHIBIT "I"

                              LESSEE'S CERTIFICATE


         The undersigned, Lessees under that certain Master Lease (the "Omega New Master Lease") dated _________ __ , 1998 and made with Omega Healthcare Investors, Inc., a Maryland corporation ("Lessor"), hereby certify:

         1. That they are the Lessees under the Lease; that attached hereto as Exhibit "A" is a true and correct copy of the Omega New Master Lease; that said Omega New Master Lease is now in full force and effect and has not been amended, modified or assigned except as disclosed or included in Exhibit "A"; and that said Omega New Master Lease constitutes the entire agreement between Lessor and Lessees.

         2. That there exist no defenses or offsets to enforcement of the Omega New Master Lease; that there are, as of the date hereof, no breaches or uncured Events of Default on the part of Lessees or defaults by Lessor thereunder; and that Lessees have no notice or knowledge of any prior assignment, hypothecation, subletting or other transfer of Lessor's interest in the Omega New Master Lease.

         3. That the Minimum Rent for the current Lease Year under the Omega New Master Lease is $____; all Rent which is due has been paid, and there are no unpaid Additional Charges owing by the Lessees under the Omega New Master Lease as of the date hereof; no Minimum Rent or other items (including without limitation security deposit and any impound account or funds) have been paid by Lessees in advance under the Omega New Master Lease except for the security deposit held by Lessor [in the form of an irrevocable letter of credit] in the amount of [*$0,000,000*] and the monthly installment of Minimum Rent that became due on ______ .

         4. That Lessees have no claim against Lessor for any security deposit, impound account or prepaid Rent except as provided in paragraph 3 of this Certificate.

         5. That there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any state thereof, nor have Lessees nor, to the best of Lessee's knowledge has Lessor begun any action, or given or received any notice for the purpose of termination of the Omega New Master Lease.

         6. That there are, as of the date hereof, no breaches or uncured defaults on the part of Lessees under any other agreement executed connection with the Omega New Master Lease.

         7. This Estoppel Certificate has been requested by Lessor pursuant to
Article XXI, Section 21.3 of the Omega New Master Lease and for the benefit of __________ ("Relying Party"). The Relying Party is entitled to rely on the statements of Lessees contained in this certificate.

         8. All capitalized terms used herein and not defined herein shall have the meanings for such terms set forth in the Omega New Master Lease.


Dated:_________________

                                   EXHIBIT "J"

                               MEMORANDUM OF LEASE

                                   EXHIBIT K-1

                                 COLONIAL PINES

                                   EXHIBIT K-2

                                   WEST PLACE

                                   EXHIBIT K-3

                                   SOUTH PLACE

                                TABLE OF CONTENTS

 ARTICLE                                                                    PAGE
 -------                                                                    ----

ARTICLE I.....................................................................3
         1.1 Assumption and Amendment of Existing Leases; Release
             of Indiana Returned Facilities...................................3
         1.2 Leased Property..................................................3
         1.2 Term.............................................................3

ARTICLE II....................................................................4
         2.1 Definitions......................................................4

ARTICLE III..................................................................19
         3.1 Rent............................................................19
         3.2 Additional Charges..............................................20
         3.3 Late Charge.....................................................20
         3.4 Method of Payment of Minimum Rent...............................21
         3.5 Net Lease.......................................................21
         3.6 Limitation on Counterclaim......................................21

ARTICLE IV...................................................................21
         4.1 Payment of Impositions..........................................21
         4.2 Notice of Impositions...........................................23
         4.3 Adjustment of Impositions.......................................23
         4.4 Utility Charges.................................................23
         4.5 Insurance Premiums..............................................23

ARTICLE V....................................................................23
         5.1 No Termination, Abatement, etc..................................23

ARTICLE VI...................................................................24
         6.2 Lessor's Personal Property......................................24
         6.3 Lessees' Personal Property......................................25
         6.4 Grant of Security Interest in Lessees' Personal Property
             and Accounts....................................................25

ARTICLE VII..................................................................25
         7.1 Condition of the Leased Property................................25
         7.3 Certain Environmental Matters...................................26

ARTICLE VIII.................................................................33
         8.1 Compliance with Legal and Insurance Requirements, Instruments, etc.............................................................33
         8.2 Legal Requirement Covenants.....................................33

         8.3 Certain Covenants...............................................34
             8.3.1  Certain Financial Covenants..............................34
                    8.3.1.1 Consolidated Tangible Net Worth of Unison........34
                    8.3.1.2 Consolidated Tangible Net Worth of Lessees.......34
                    8.3.1.3 Lessees' Consolidated Current Ratio..............34
                    8.3.1.4 Lessees' Consolidated Fixed Charge Ratio.........34
                    8.3.1.5 Limitation of Distributions......................34
                    8.3.1.6 Minimum Capital Expenditures.....................34
             8.3.1.7 Borrowings..............................................35
                    8.3.1.7.1 Accounts Receivable............................35
                    8.3.1.7.2 Equipment Financing............................35
                    8.3.1.7.3 Guaranties by Lessees..........................35
                    8.3.1.7.4 Other Borrowings...............................35
         8.4 Covenants Regarding Kendalville.................................35
             8.5 Management Agreement; Amendments............................36
             8.6 Other Healthcare Facilities.................................36
             8.7 Continuous Operations.......................................36

ARTICLE IX...................................................................37
         9.1 Maintenance and Repair..........................................37
         9.2 Encroachments, Restrictions, etc................................40

ARTICLE X....................................................................40
         10.1 Construction of Major Alterations to Leased Property...........40
         10.2 Payment for Improvements.......................................41
         10.3 Construction of Alterations and Additions to the Leased
              Property.......................................................42
         10.4 Salvage........................................................42
         10.5 Abandonment of Demolition or Construction......................43

ARTICLE XI...................................................................43
         11.  Liens..........................................................43

ARTICLE XII..................................................................43
         12.1 Permitted Contests.............................................43
         12.2 Lessor's Requirement for Deposits Following Default............44

ARTICLE XIII.................................................................45
         13.1 General Insurance Requirements.................................45
         13.2 Replacement Cost...............................................46
         13.3 Additional Insurance...........................................47
         13.4 Waiver of Subrogation..........................................47
         13.5 Form Satisfactory, etc.........................................47
         13.6 Increase in Limits.............................................47
         13.7 Blanket Policy.................................................48

         13.8 No Separate Insurance..........................................48

ARTICLE XIV..................................................................48
         14.1 Insurance Proceeds.............................................48
         14.2 Restoration in the Event of Damage or Destruction Covered by
              Insurance......................................................49
         14.3 Reconstruction in the Event of Damage or Destruction Not
              Covered by Insurance...........................................50
         14.4 Restoration of Lessees' Personal Property......................50
         14.5 Restoration of Lessee's Property Other than Lessees' Personal
              Property.......................................................50
         14.6 No Abatement of Rent...........................................51
         14.7 Damage Near End of Term........................................51
         14.8 Waiver.........................................................51
         14.9 Procedure for Disbursement of Insurance Proceeds Equal to or
              Greater Than Two Hundred Fifty Thousand Dollars ($250,000).....51
         14.10 Insurance Proceeds Paid to Facility Mortgagee.................53

ARTICLE XV...................................................................53
         15.1 Condemnation Article Definitions...............................53
         15.2 Parties Rights and Obligations.................................54
         15.3 Total Taking...................................................54
         15.4 Allocation of Portion of Award.................................54
         15.5 Partial Taking.................................................54
         15.6 Temporary Taking...............................................55
         15.7 Condemnation Awards Paid to Facility Mortgagee.................55

ARTICLE XVI..................................................................56
         16.1 Events of Default..............................................56
         16.2 Certain Remedies...............................................60
         16.3 Damages........................................................60
         16.4 Lessee's Obligation to Purchase................................61
         16.5 Waiver.........................................................62
         16.6 Application of Funds...........................................62
         16.7 General Provisions Affecting Remedies..........................62

ARTICLE XVII.................................................................62
         17.  Lessor's Right to Cure Lessee's Default........................62

ARTICLE XVIII................................................................63
         18.  Provisions Relating to Purchase of the Leased Property; Sale
              by Lessor......................................................63
              18.1 General...................................................63

ARTICLE XIX..................................................................63
         19.1 Renewal........................................................63
              19.2 Savings Provisions........................................63

ARTICLE XX...................................................................64
         20.1 Holding Over...................................................64
         20.2 Indemnity......................................................64

ARTICLE XXI..................................................................64
         21.1 Subordination..................................................64
         21.2 Attornment.....................................................65
         21.3 Lessee's Certificate...........................................65

ARTICLE XXII.................................................................65
         22.  Risk of Loss...................................................65

ARTICLE XXIII................................................................66
         23.  Indemnification................................................66
         23.1 General........................................................66
         23.2 Indemnification With Respect to Signature Facilities...........66
         23.3 Lessor's Indemnification.......................................67
         23.4 Survival.......................................................67

ARTICLE XXIV.................................................................67
         24.1 General Prohibition against Assignment.........................67
         24.2 Corporate or Partnership Transactions..........................68
         24.3 Offer to Purchase..............................................68
         24.4 Subordination and Attornment...................................68
         24.5 Sublease Limitation............................................69

ARTICLE XXV..................................................................69
         25.1 Officer's Certificates and Financial Statements................69
         25.2 Public Offering Information....................................71

ARTICLE XXVI.................................................................72
         26.  Lessor's Right to Inspect......................................72

ARTICLE XXVII................................................................72
         27.  No Waiver......................................................72

ARTICLE XXVIII...............................................................72
         28.  Remedies Cumulative............................................72

ARTICLE XXIX.................................................................72
         29.  Acceptance of Surrender........................................72

ARTICLE XXX..................................................................72

         30.1 No Merger of Title.............................................72
         30.2 No Partnership.................................................73

ARTICLE XXXI.................................................................73
         31.  Conveyance by Lessor...........................................73

ARTICLE XXXII................................................................73
         32.  Quiet Enjoyment................................................73

ARTICLE XXXIII...............................................................73
         33.  Notices........................................................73

ARTICLE XXXIV................................................................75
         34.  Appraisers.....................................................75

ARTICLE XXXV.................................................................76
         35.1 Breach by Lessor...............................................76
         35.2 Compliance With Facility Mortgage..............................76

ARTICLE XXXVI................................................................77
         36.1.Lessor's Option to Purchase Lessees' Personal Property.........77
         36.2 Facility Trade Names...........................................77
         36.3 Transfer of Operational Control of the Facility................77

ARTICLE XXXVII...............................................................79
         37.  Arbitration....................................................79

ARTICLE XXXVIII..............................................................79
         38.1 Miscellaneous..................................................79
              38.1.1  Survival, Choice of Law................................79
              38.1.2  Limitation on Recovery.................................80
              38.1.3  Waivers................................................80
              38.1.4  Consents...............................................80
              38.1.5  Counterparts...........................................80
              38.1.6  Options Personal.......................................80
              38.1.7  Rights Cumulative......................................81
              38.1.8  Entire Agreement.......................................81
              38.1.9  Amendments in Writing..................................81
              38.1.10  Severability..........................................81
              38.1.11  Successors............................................81
              38.1.12  Time of the Essence...................................81

ARTICLE XXXIX................................................................81
         39.  Commissions....................................................81

ARTICLE XL...................................................................82
         40.  Memorandum of Lease............................................82

ARTICLE XLI..................................................................82
         41.1 Security Deposit...............................................82
         41.2 Application of Security Deposit................................82
         41.3 Transfer of Security Deposit...................................82

ARTICLE XLII.................................................................83
         42.  Existing Leases................................................83